Filed pursuant to Rule 424(b)(5)
Registration No. 333-238181
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary Shares, par value $0.0001 per share	132,313,260	$30.1295	$3,986,536,179.84	$369,552.00

(1)
Includes 17,258,000 ordinary shares, par value $0.0001 per share, which may be issued by the registrant upon exercise of China International Capital Corporation Limited’s over-allotment option.

(2)
Calculated based on an assumed exchange rate of RMB6.3924 to $1.00 as of November 26, 2021, as published by the U.S. Federal Reserve Board.

(3)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-238181) filed by the registrant.

PROSPECTUS SUPPLEMENT
(To prospectus dated May 11, 2020)
115,055,260 Ordinary Shares
BeiGene, Ltd.

We are offering 115,055,260 ordinary shares (or 132,313,260 ordinary shares if China International Capital Corporation Limited exercises its option to obligate us to issue additional ordinary shares in full), par value $0.0001 per share, of BeiGene, Ltd. in connection with our initial public offering on the Science and Technology Innovation Board (the “STAR Market”) of the Shanghai Stock Exchange (the “STAR Offering”), which represents 8.62% (or 9.79% if China International Capital Corporation Limited exercises its option to obligate us to issue additional ordinary shares in full) of our total outstanding ordinary shares as of October 31, 2021 (including ordinary shares represented by our American Depositary Shares), after giving effect to the shares being offered. The STAR Offering will be conducted within the People’s Republic of China (“PRC”) and such ordinary shares will be issued to and subscribed for by permitted investors in Renminbi (“RMB”) in the PRC in accordance with the rules of the STAR Market and are expected to be listed and traded on the STAR Market in RMB (the “RMB Shares”). No part of the STAR Offering is intended to involve a public offering, or sale of the RMB Shares into, the United States or any other jurisdiction outside of the PRC.
Although the RMB Shares are of the same class and have the same rights as our existing ordinary shares listed on the Hong Kong Stock Exchange (“HKEx”), the RMB Shares will not be fungible with our ordinary shares listed on the HKEx or our American Depositary Shares (“ADSs”) representing our ordinary shares listed on the NASDAQ Global Select Market (“NASDAQ”), and in no event will any RMB Shares be able to be converted into our ordinary shares listed on the HKEx or our ADSs listed on NASDAQ, or vice versa.
The initial public offering price of the RMB Shares is determined by us and our underwriters based on inquiries to investors who participate in the offline offering tranche and discussion between us and our underwriters in accordance with the rules and regulations of the Shanghai Stock Exchange (the “SSE”) and the China Securities Regulatory Commission (the “CSRC”), which involves a process that differs from the traditional “book building” and offering allocation process typically seen in an underwritten public offering in the United States or Hong Kong, where the underwriters and the issuer retain the sole discretion to direct the determination of the initial public offering price and the allocation of the offered shares. This prospectus supplement and the accompanying prospectus cover the RMB Shares offered and sold in the PRC. In connection with the STAR Offering and for the protection of the permitted investors in the PRC, we and each of our directors and executive officers have signed letters of undertaking to (i) confirm and acknowledge that any legal suits, actions or proceedings against us and/or our directors and officers arising from the STAR Offering and the listing of the RMB Shares on the STAR Market during the period when our RMB Shares are listed on the STAR Market (collectively, the “RMB Share Disputes”) shall be governed by the laws of PRC and subject to the jurisdiction of competent courts in the PRC if such RMB Share Disputes are instituted in competent courts in the PRC, and (ii) undertake that we and our directors and officers waive any objections that we may have to the jurisdiction of such courts over the RMB Share Disputes or the application of PRC laws by such courts to the RMB Share Disputes. See “Plan of Distribution” in this prospectus supplement for more information about the process and requirements of the STAR Offering and its differences from a traditional public offering of our ordinary shares in the United States or Hong Kong.
We have applied to list our RMB Shares on the STAR Market under the stock code “688235.” Our ordinary shares are currently listed on the HKEx under the stock code “06160.” Our ADSs are currently listed on the NASDAQ under the symbol “BGNE.” Each ADS represents 13 ordinary shares. On November 29, 2021, the last reported sale price of the ADSs on the NASDAQ was $343.20 per ADS, and the last reported sale price of the ordinary shares on the HKEx was HK$211.60 per share, or approximately $27.13 per share based on an assumed exchange rate of HK$7.7992 to $1.00.
Investing in our RMB Shares involves a high degree of risk. See “Risk Factors” beginning on page S-13 to read about factors you should consider before buying our RMB Shares.
We face various risks and uncertainties related to doing business in China. We have significant business operations in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings outside of China, anti-monopoly regulatory actions, and cybersecurity and data privacy, as well as the lack of Public Company Accounting Oversight Board (PCAOB) inspection on our auditors. For a detailed description of risks related to doing business in China, see the risk factors disclosure in “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2021, which is incorporated by reference in the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE: RMB192.6 PER SHARE ($391.68 per ADS)

	Per RMB Share	Total
Public offering price	RMB192.6	RMB22,159,643,076.0
Underwriting commissions (excluding value-added taxes in the PRC)(1)	RMB4.1	RMB471,565,592.6
Proceeds, before expenses, to us	RMB188.5	RMB21,688,077,483.4

(1)
Subject to finalization within the range of 1.6% to 2.6% of the gross proceeds from the STAR Offering in accordance with the rules of the SSE. We refer you to “Plan of Distribution” beginning on page S-34 of this prospectus supplement for additional information regarding total underwriting compensation.

We have granted China International Capital Corporation Limited the option to obligate the Company to issue up to 17,258,000 additional RMB Shares during the 30-day period from the date when the RMB Shares are first listed on the STAR Market.
The Company expects to deliver the RMB Shares against payment on or about December 9, 2021.
Joint Sponsors and Joint Bookrunners
China International Capital Corporation Limited Goldman Sachs Gao Hua Securities Company Limited
Joint Bookrunners
J.P. Morgan Securities (China) Company Limited	CITIC Securities Co., Ltd.	Guotai Junan Securities Co., Ltd.
November 30, 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus on Form S-3ASR (File No. 333-238181) dated May 11, 2020 relating to our ordinary shares and ADSs (which we refer to as the accompanying prospectus).
In accordance with applicable PRC laws and regulations, the STAR Offering is being made solely within the PRC and only to permitted investors who are eligible to subscribe in the STAR Offering in accordance with applicable PRC securities laws and regulations, and rules promulgated by the Shanghai Stock Exchange (the “SSE”) and the China Securities Regulatory Commission (the “CSRC”). The STAR Offering will be conducted pursuant to a prospectus in Chinese language (the “PRC Prospectus”) and other offering materials prepared by us in Chinese language and as approved by and registered with the SSE and the CSRC, which are only permitted to be used within the PRC. We and our underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information contained in the PRC Prospectus under the laws and regulations of any jurisdiction other than the PRC.
This prospectus supplement and the accompanying prospectus differ in material aspects from the PRC Prospectus in terms of disclosure standards and the accounting principles applicable to the financial statements included in such documents. As required by the applicable PRC laws and regulations, the PRC Prospectus contains financial information of our Company prepared in accordance with the China Accounting Standards for Business Enterprises — Basic Standard and other applicable PRC accounting rules, guidance and interpretations (collectively, the “PRC GAAP”). The PRC GAAP are different from the accounting principles generally accepted in the United States.
The purpose of the prospectus supplement is to register all RMB Shares offered in the STAR Offering under the Securities Act of 1933, as amended (the “Securities Act”) to ensure that the offer and sale of the RMB Shares, if any, to permitted investors who are U.S. persons (as defined in Regulation S under the Securities Act) in transactions outside the United States will not be deemed to violate the registration requirements under Section 5 of the Securities Act. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted.
The information in, or incorporated by reference into this prospectus supplement or the accompanying prospectus, speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date  —  for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus  —  the statement in the document having the later date modifies or supersedes the earlier statement. THE PRC PROSPECTUS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
No action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction except as permitted by the laws and regulations of such foreign jurisdictions. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the STAR Offering and the distribution of the prospectus applicable to that jurisdiction.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have submitted trademark applications and own various registered trademarks and unregistered trademarks and service marks, including the name “BeiGene” and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, some of the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “BeiGene,” “BGNE,” “we,” “us,” “our,” the “company” or similar references refer to BeiGene, Ltd. and its subsidiaries.
All references in this prospectus supplement to “$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars; all references to “¥” and “RMB,” mean Renminbi; all references to “HK$” mean Hong Kong dollars, unless otherwise noted. All references to “PRC” or “China” in this prospectus supplement refer to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated herein and therein by reference, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
The words “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:
•
our ability to successfully commercialize our approved medicines and to obtain approvals in additional indications and territories for our medicines;

•
our ability to successfully develop and commercialize our in-licensed medicines and drug candidates and any other medicines and drug candidates we may in-license;

•
our ability to further develop sales and marketing capabilities and launch and commercialize new medicines, if approved;

•
our ability to maintain and expand regulatory approvals for our medicines and drug candidates, if approved;

•
the pricing and reimbursement of our medicines and drug candidates, if approved; the initiation, timing, progress and results of our preclinical studies and clinical trials and our research and development programs;

•
our ability to advance our drug candidates into, and successfully complete, clinical trials and obtain regulatory approvals;

•
our reliance on the success of our clinical stage drug candidates;

•
our plans, expected milestones and the timing or likelihood of regulatory filings and approvals;

•
the implementation of our business model, strategic plans for our business, medicines, drug candidates and technology;

•
the scope of protection we (or our licensors) are able to establish and maintain for intellectual property rights covering our medicines, drug candidates and technology;

•
our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•
costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

•
the regulatory environment and regulatory developments in the United States, China, the United Kingdom, the European Union (“EU”) and other jurisdictions in which we operate;

•
the accuracy of our estimates regarding expenses, revenues, capital requirements and our need for additional financing;

•
the potential benefits of strategic collaboration and licensing agreements and our ability to enter into strategic arrangements;

•
our ability to maintain and establish collaborations or licensing agreements;

•
our reliance on third parties to conduct drug development, manufacturing and other services;

•
our ability to manufacture and supply, or have manufactured and supplied, drug candidates for clinical development and medicines for commercial sale;

•
the rate and degree of market access and acceptance and the pricing and reimbursement of our medicines and drug candidates, if approved;

•
developments relating to our competitors and industry, including competing therapies;

•
the size of the potential markets for our medicines and drug candidates and our ability to serve those markets;

•
our ability to effectively manage our growth;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance; the future trading price of our ADSs and ordinary shares, and impact of securities analysts’ reports on these prices;

•
the impact of the COVID-19 pandemic on our clinical development, regulatory, commercial, manufacturing and other operations; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly under the caption “Risk Factors,” including the risks described in the documents incorporated herein by reference, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (“September 2021 Quarterly Report”), which could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
You should read this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
This summary highlights selected information about us and the RMB Shares that we are offering. It may not contain all of the information that may be important to you. Before investing in our RMB Shares, you should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein carefully for a more complete understanding of our business and the STAR Offering, including our consolidated financial statements, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our September 2021 Quarterly Report and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and expand access for patients worldwide.
We have delivered ten molecules into the clinic in our first ten years, including three commercial medicines, BRUKINSA®, a small molecule inhibitor of Bruton’s Tyrosine Kinase (“BTK”) for the treatment of various blood cancers, tislelizumab, an anti-PD-1 antibody immunotherapy for the treatment of various solid tumor and blood cancers, and pamiparib, a selective small molecule inhibitor of PARP1 and PARP2. We have obtained approvals to market BRUKINSA® in the world’s three largest pharmaceutical markets, the United States, China and the European Union, and tislelizumab and pamiparib in China, with an established, science-based commercial organization. Additionally, we have licensed the China rights to multiple medicines, including Amgen’s XGEVA®, BLINCYTO®, and KYPROLIS®; BMS’s ABRAXANE®, REVLIMID®, and VIDAZA®; and EUSA Pharma’s SYLVANT® and QARZIBA®. We have built state-of-the-art biologic and small molecule manufacturing facilities in China to support current and potential future demand of our medicines, and plan to build a commercial-stage biologics manufacturing and clinical R&D center in New Jersey. We are also constructing a new small molecule manufacturing campus in Suzhou, China. We also work with high quality contract manufacturing organizations (“CMOs”) to manufacture our internally developed clinical and commercial products.
We are a leader in China-inclusive global clinical development, which we believe can facilitate faster and more cost-effective development of innovative medicines. Our internal clinical development capabilities are deep, including a more than 2,100-person global clinical development team that is running more than 90 ongoing or planned clinical trials. This includes more than 30 pivotal or registration-enabling trials across our portfolio, including our three internally discovered, approved medicines. We have enrolled more than 14,000 patients and healthy volunteers, of which approximately one-half have been outside of China. We have approximately 50 medicines and drug candidates in commercial stage or clinical development, including 10 approved medicines, one pending approval, and over 30 in clinical development.
Supported by our development and commercial capabilities, we have entered into collaborations with world-leading biopharmaceutical companies such as Amgen and Novartis to develop and commercialize innovative medicines globally. Since our inception in 2010 in Beijing, we have become a fully integrated global organization of over 7,700 employees in 23 countries and regions, including the United States, China, Europe and Australia.
Risks Associated With Our Business
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein and under “Risk Factors” in our September 2021 Quarterly Report. These risks include, but are not limited to, the following:
•
Our medicines may fail to achieve and maintain the degree of market acceptance by physicians, patients, third-party payors, and others in the medical community necessary for commercial success.

•
We have limited experience in launching and marketing our internally developed and in-licensed medicines. If we are unable to further develop marketing and sales capabilities or enter into agreements with third parties to market and sell our medicines, we may not be able to generate substantial product sales revenue.
•
If we are not able to continue to obtain, or experience delays in obtaining, required regulatory approvals, we will not be able to commercialize our medicines and drug candidates, and our ability to generate revenue will be materially impaired.

•
We face substantial competition, which may result in others discovering, developing, or commercializing competing medicines before or more successfully than we do.

•
The market opportunities for our medicines may be limited to those patients who are ineligible for or have failed prior treatments and may be small.

•
We have limited manufacturing capability and must rely on third-party manufacturers to manufacture some of our commercial products and clinical supplies, and if they fail to meet their obligations, the development and commercialization of our medicines and drug candidates could be adversely affected.

•
If we or any third parties with which we may collaborate to market and sell our medicines are unable to achieve and maintain coverage and adequate level of reimbursement, our commercial success and business operations could be adversely affected.

•
We depend substantially on the success of the clinical development of our medicines and drug candidates. If we are unable to successfully complete clinical development, obtain regulatory approvals and commercialize our medicines and drug candidates, or experience significant delays in doing so, our business will be materially harmed.

•
Clinical development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

•
If clinical trials of our drug candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

•
If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

•
All material aspects of the research, development, manufacturing and commercialization of pharmaceutical products are heavily regulated, and we may face difficulties in complying with or be unable to comply with such regulations, which could have a material adverse effect on our business.

•
The approval processes of regulatory authorities in the United States, China, Europe, Canada and other comparable regulatory authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our drug candidates, our business will be substantially harmed.

•
Our medicines and any future approved drug candidates will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our medicines and drug candidates.

•
Even if we are able to commercialize our medicines and any approved drug candidates, the medicines may become subject to unfavorable pricing regulations or third-party reimbursement practices or healthcare reform initiatives, which could harm our business.

•
We have incurred significant net losses since our inception and anticipate that we will continue to incur net losses for the foreseeable future and may not become profitable.

•
We have a limited experience in obtaining regulatory approvals and commercializing pharmaceutical products, which may make it difficult to evaluate our current business and predict our future performance.

•
We may need to obtain additional financing to fund our operations, and if we are unable to obtain such financing, we may be unable to complete the development of our drug candidates or achieve profitability.

•
If we are unable to obtain and maintain patent protection for our medicines and drug candidates through intellectual property rights, or if the scope of such intellectual property rights is not sufficiently broad, third parties may compete against us.

•
If we fail to maintain an effective distribution channel for our medicines, our business and sales could be adversely affected.

•
We rely on third parties to manufacture some of our commercial and clinical drug supplies. Our business could be harmed if those third parties fail to provide us with sufficient quantities of product or fail to do so at acceptable quality levels or prices.

•
If third-party manufacturers fail to comply with manufacturing regulations, our financial results and financial condition could be adversely affected.

•
We have entered into licensing and collaboration arrangements and may enter into additional collaborations, licensing arrangements, or strategic alliances in the future, and we may not realize the benefits of such arrangements.

•
If we are not able to successfully develop and/or commercialize Amgen’s oncology products, the expected benefits of the collaboration will not materialize.

•
We have significantly increased and expect to continue to increase our research, development, manufacturing, and commercial capabilities, and we may experience difficulties in managing our growth.

•
Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

•
Our business is subject to complex and evolving industry-specific laws and regulations regarding the collection and transfer of personal data. These laws and regulations can be complex and stringent, and many are subject to change and uncertain interpretation, which could result in claims, changes to our data and other business practices, significant penalties, increased cost of operations, or otherwise adversely impact our business.

•
We manufacture some of our medicines and intend to manufacture some of our drug candidates, if approved. Delays in completing and receiving regulatory approvals for our manufacturing facilities, or damage to, destruction of or interruption of production at such facilities, could delay our development plans or commercialization efforts.

•
Environmental regulation of our business, as a response to climate change, could adversely impact us by increasing our compliance costs and could have a material adverse effect on our results and financial condition.

•
Our financial and operating performance may be adversely affected by adverse weather conditions, natural disasters and other catastrophes.

•
Climate change manifesting as physical or transition risks could have a material adverse impact on our business operations, clients and customers.

•
Changes in the political and economic policies of the PRC government or in relations between China and the United States or other governments may materially and adversely affect our business, financial condition, and results of operations and may result in our inability to sustain our growth and expansion strategies.

•
The audit report included in our Annual Report on Form 10-K filed with the SEC is prepared by auditors who are not inspected fully by the Public Company Accounting Oversight Board, and as such, investors are deprived of the benefits of such inspection.

•
The trading prices of our ordinary shares and/or ADSs can be volatile, which could result in substantial losses to you.

Company and Other Information
We are an exempted company incorporated in the Cayman Islands with limited liability on October 28, 2010. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. Our current registered office in the Cayman Islands is located at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Our website address is www.beigene.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement. Our ordinary shares are listed on the HKEx under the stock code “06160,” and our ADSs are listed on the NASDAQ Global Select Market under the symbol “BGNE.”

THE STAR OFFERING
The STAR Offering
We are offering 115,055,260 RMB Shares (or 132,313,260 RMB Shares if China International Capital Corporation Limited exercises its option to obligate us to issue additional RMB Shares in full), US$0.0001 par value per share, which represents 8.62% (or 9.79% if China International Capital Corporation Limited exercises its option to obligate us to issue additional RMB Shares in full) of our total outstanding ordinary shares as of October 31, 2021 (including ordinary shares represented by our American Depositary Shares), after giving effect to the shares being offered.
RMB Shares offered in the STAR Offering form the same class as the existing ordinary shares listed on the HKEx and maintained on our Cayman register in Cayman Islands and Hong Kong register in Hong Kong (the “Offshore Shares”), with the same voting and dividend rights.
Our ADSs are listed on the NASDAQ Global Select Market. Each ADS represents 13 ordinary shares.
RMB Shares offered in the STAR Offering will not be fungible with the Offshore Shares or the ADSs, and in no event will any RMB Shares be converted into our Offshore Shares or ADSs, or vice versa.
Ordinary Shares Outstanding Immediately After the STAR Offering:
1,334,789,461 ordinary shares (or 1,352,047,461 ordinary shares if China International Capital Corporation exercises its option to obligate us to issue additional RMB Shares in full).
Option to Purchase Additional RMB Shares:
We have granted China International Capital Corporation Limited a 30-day option to obligate us to issue up to an aggregate of 17,258,000 additional RMB Shares.
Use of Proceeds:
We estimate that we will receive net proceeds from the STAR Offering of approximately RMB21.6  billion, or $3.4 billion (or approximately RMB24.9  billion, or $3.9 billion, if China International Capital Corporation Limited exercises its option to obligate us to issue additional RMB Shares in full), after deducting underwriting commissions and estimated offering expenses payable by us. On November 26, 2021, the noon buying rate of the Federal Reserve Bank of New York for the RMB was $1.00 = RMB6.3924. The currency translations in this paragraph reflect this exchange rate.
We expect to use the net proceeds from the STAR Offering for (i) clinical development and research project, (ii) research and development center construction, (iii) bio-manufacturing plant construction, (iv) sales and marketing force expansion, and (v) working capital and general corporate purposes. See “Use of Proceeds” for additional information.
Risk Factors:
You should carefully read “Risk Factors” beginning on page S-13 and the other information included in this prospectus supplement and the accompanying prospectus, including our

September 2021 Quarterly Report and the other documents incorporated by reference herein and therein, for a discussion of risks that you should consider before deciding to invest in the RMB Shares.
Proposed STAR Market Stock Code for the Ordinary
Shares:
“688235”
NASDAQ Global Select Market Symbol:
“BGNE”
HKEx Stock Code for the Offshore Shares:
“06160”
Pricing and Allocation of the STAR Offering
Prior to the STAR Offering, there has been no public market for our RMB Shares in the PRC or elsewhere. The initial public offering price of the RMB Shares is determined by us, our underwriters and the Shanghai Stock Exchange (the “SSE”) based on inquiries to offline investors and discussion between us, our underwriters and the permitted investors in accordance with the rules and regulations of the STAR Market and the China Securities Regulatory Commission (the “CSRC”). As such, the pricing and allocation of the STAR Offering involves a process that differs from the traditional “book building” and offering allocation process typically seen in an underwritten public offering in the United States or Hong Kong, where the underwriters and the issuer retain the sole discretion to direct the determination of the initial public offering price and the allocation of the offered shares. We cannot assure you that the initial public offering price of the RMB Shares will correspond to the prices at which our ADSs or Offshore Shares will trade in the public markets in both the United States and Hong Kong before and subsequent to the STAR Offering or that an active trading market for our RMB Shares will ever develop and continue after the completion of the STAR Offering in the PRC public securities market.
We are offering RMB Shares to permitted investors in the PRC only at the offering price determined. The permitted investor categories in the PRC primarily include professional investors, strategic investors, and the general public in the PRC. Unless otherwise approved by the STAR Market and/or the CSRC, no retail investors outside of the PRC, including in the United States or any other jurisdiction, qualify as a permitted investor for purposes of the STAR Offering.
RMB Shares Employee Participation Plan:
We have established an employee participation program, which allows certain executive officers and qualified employees of our PRC subsidiaries to indirectly participate in the STAR Offering and purchase certain RMB Shares through an asset management plan administrated by China International Capital Corporation Limited (“RMB Shares Employee Participation Plan”). The RMB Share Employee Participation Plan will participate in the STAR Offering as a strategic investor and has committed to purchase RMB Shares in the STAR Offering for an aggregate purchase price of RMB399.43 million pursuant to a strategic investor placement agreement.
The RMB Shares Employee Participation Plan has 137 individual participants, including (i) Xiaobin Wu and Lai Wang, who are our executive officers and have committed RMB15 million and RMB10 million, respectively, to the RMB Shares Employee Participation Plan, and (ii) 135 other qualified employees of our PRC subsidiaries.
Strategic Investors:
Certain investors (including the RMB Shares Employee Participation Plan) have signed strategic investor placement agreements with us and the joint sponsors, pursuant to which they have agreed to purchase an aggregate of up to 34,516,578 RMB Shares in the STAR Offering, representing 30% of the total RMB Shares offered in the STAR Offering (assuming no exercise of China International Capital Corporation Limited's option to obligate us to issue additional RMB Shares),on the same terms as other investors.
The number of ordinary shares to be outstanding after the STAR Offering is based on 1,219,734,201 ordinary shares outstanding as of October 31, 2021 and excludes:
•
3,121,617 shares issuable upon the exercise of options outstanding as of October 31, 2021 pursuant to our 2011 Option Plan, as amended (the “2011 Plan”), at a weighted-average exercise price of $0.59 per share;

•
55,737,068 shares issuable upon the exercise of options outstanding as of October 31, 2021 pursuant to our Second Amended and Restated 2016 Share Option and Incentive Plan, as amended (the “2016 Plan”), at a weighted-average exercise price of $9.21 per share;

•
35,910,225 shares issuable upon the vesting of restricted share units outstanding as of October 31, 2021 pursuant to our 2016 Plan;

•
30,901 shares issuable upon the exercise of options outstanding as of October 31, 2021 pursuant to our Amended and Restated 2018 Inducement Equity Plan (the “2018 Inducement Plan”), at a weighted-average exercise price of $13.66 per share;

•
705,471 shares issuable upon the vesting of restricted share units outstanding as of October 31, 2021 pursuant to our 2018 Inducement Plan;

•
50,901,499 shares reserved for future issuance under our 2016 Plan as of October 31, 2021;

•
9,317,216 shares reserved for future issuance under our 2018 Inducement Plan as of October 31, 2021;

•
5,194,546 shares reserved for future issuance under our Third Amended and Restated 2018 Employee Share Purchase Plan (the “2018 ESPP”) as of October 31, 2021;

•
15,200,667 shares issuable upon the exercise of options granted prior to our initial public offering outside our 2011 Plan or 2016 Plan as of October 31, 2021, at an exercise price of US$0.50 per share; and

•
up to an aggregate of 72,848,123 shares issuable to Amgen pursuant to the terms of the Restated Amendment No. 2 dated September 24, 2020 to the Share Purchase Agreement dated October 31, 2019, as amended, by and between BeiGene and Amgen (the “Amgen Option”).

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:
•
no issuance or exercise of share options or issuance or vesting of restricted share units after October 31, 2021;

•
no issuance of additional shares under the 2018 ESPP;

•
no exercise of the Amgen Option; and

•
no exercise by China International Capital Corporation Limited of its option to obligate us to issue additional RMB Shares in the STAR Offering.

RISK FACTORS
Investing in our RMB Shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors” in our September 2021 Quarterly Report, as further updated by the risks described below, as well as in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. See also “Where You Can Find More Information.”
Risks Related to the RMB Shares, Offshore Shares, American Depositary Shares and the STAR Offering
The public offering price of the RMB Shares may not correspond to the prices at which our ADSs or Offshore Shares trade in the public markets in both the United States and Hong Kong before and subsequent to the STAR Offering.
The public offering price of the RMB Shares in the STAR Offering will be determined by us, our underwriters and the SSE, based on inquiries to offline investors and discussion between us, our underwriters and the permitted investors in accordance with the listing rules of the STAR Market and the applicable securities laws and regulations of the PRC. In the STAR Offering, there is no traditional “book building” process led by the underwriters, as in the case of an underwritten public offering in the United States or Hong Kong, to direct the determination of the public offering price. Among the factors considered in determining the public offering price of the RMB Shares are our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, market conditions in the PRC, and certain financial and operating information of companies engaged in businesses similar to ours. See “Plan of Distribution of the PRC Offering — Pricing and Allocation of the PRC Offering” for further information. Therefore, we cannot assure you that the public offering price of the RMB Shares in the STAR Offering will correspond to the prices at which our ADSs trade on NASDAQ in the United States or our ordinary shares listed on the HKEx in Hong Kong (the “Offshore Shares”), before and subsequent to the STAR Offering.
An active public trading market for the RMB Shares may not develop. The RMB shares may trade below the public offering price.
Prior to the STAR Offering, there has been no public market for the RMB Shares. Application for the registration of the STAR Offering has been granted by the CSRC and the listing approval of listing the RMB Shares on the STAR Market has been granted by the Listing Committee of the Shanghai Stock Exchange (the “SSE”). However, a liquid public market for the RMB Shares may not develop. If an active trading market for the RMB Shares does not develop after the STAR Offering, the market price and liquidity of the RMB Shares may be materially and adversely affected and the price at which the RMB Shares trade after the STAR Offering may decline below the public offering price. Investors in the RMB Shares may experience a significant decrease in the value of their RMB Shares regardless of our operating performance or prospects. In addition, the price and trading volume of the RMB Shares may be volatile.
The characteristics of capital markets in the United States, Hong Kong and the PRC are different which may cause volatility to the market price of the RMB Shares, Offshore Shares and ADSs.
Following the completion of the STAR Offering, the RMB Shares will be traded on the STAR Market in the PRC. Our Offshore Shares are listed on the HKEx in Hong Kong under the stock code “06160” and our ADSs are listed on the NASDAQ under the symbol “BGNE” in the United States. Under current PRC laws and regulations, our ADSs and Offshore Shares will not be interchangeable or fungible with the RMB Shares traded on the STAR Market, and there is no trading or settlement between either the NASDAQ or the HKEx on the one hand, and the SSE on the other hand. The three markets have different trading characteristics (including trading volume and liquidity), trading, disclosure and continued listing rules, and investor bases (including different levels of retail and institutional participation and their levels of sophistication and experiences). As a result of these major differences, trading prices of the RMB Shares, the Offshore Shares and the ADSs representing them might not be the same, even allowing for differences due to foreign exchange rates. Fluctuations in the price of our Offshore Shares listed on HKEx and/or the price of the ADSs listed on NASDAQ due to circumstances peculiar to their respective home capital market could materially and adversely affect the price of the RMB Shares listed on STAR Market, and vice versa. Because of the different characteristics of the United States, Hong Kong and PRC capital markets, the historic market prices of our ADSs and Offshore Shares may not be indicative of the performance of the RMB Shares going forward.
We will face increased regulatory scrutiny and compliance costs upon completion of the STAR Offering.
Upon completion of the STAR Offering, we will become subject to the applicable PRC laws, rules and regulations governing public companies listed on the STAR Market in addition to the various laws, rules and regulations that we are subject to in the United States and Hong Kong. The listing and trading of our equity securities in multiple jurisdictions and markets will lead to increased compliance obligations and costs for us, and we may face the risks of inquiries, investigations, enforcement actions and other regulatory proceedings by regulatory authorities in these jurisdictions and markets. In addition, after the completion of the STAR Offering, we may be subject to securities litigation filed with courts in China by investors of the RMB Shares traded on the STAR Market in the future.
The price of our Offshore Shares and ADSs historically has been volatile, which may affect the price at which you could sell the RMB Shares.
The market price for the ADSs listed on the NASDAQ has varied between a high price of $ 426.56 on September 17, 2021 and a low price of $ 219.20 on December 9, 2020 in the 12-month period ending on October 31, 2021. The market price for our Offshore Shares listed on the HKEx has varied between a high price of HK$ 278.60 on September 17, 2021 and a low price of HK$ 131.20 on December 4, 2020 in the 12-month period ending on October 31 , 2021. This volatility may to certain degree affect the trading price of our RMB Shares listed on the STAR Market and the price at which you could sell our RMB Shares. The price of our Offshore Shares listed on HKEx, our ADS listed on NASDAQ and our RMB Shares listed on STAR Market are likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in these “Risk Factors” and under “Risk Factors” in our September 2021 Quarterly Report and our subsequent periodic reports; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcements by us or our competitors.
We are required to make up the shortfall with our own funds if the net proceeds received from the STAR Offering are insufficient to fund the total investments needed for the planned projects. We have a certain level of discretion in the use of surplus net proceeds, if any, from the STAR Offering and may not use them effectively.
We intend to use the net proceeds received from the STAR Offering for certain prescribed purposes, including, without limitation, funding certain projects. Please refer to the section headed “Use of Proceeds” for further information. If net proceeds received from the STAR Offering are insufficient to fund the total investments needed for those projects, we are required under the applicable PRC securities laws and regulations to make up the shortfall with our own funds. If we are required to make up the shortfall, if any, we may have to divert funding from our other planned investments or expenditures, which could be disruptive to our operations and have a materially adverse impact on our results of operations and financial condition.
If the actual net proceeds received from the STAR Offering exceed the total investments needed for the projects described in the PRC Prospectus, we will apply the surplus to our principal business, subject to compliance with the requirements under PRC securities laws and the listing rules of the SSE STAR Market. Our management will have certain level of discretion in the application of the net proceeds, if any, that we receive from the STAR Offering, and we may spend or invest these proceeds in a way with which our shareholders disagree. Please refer to the section headed “Use of Proceeds” for further information. The failure by our management to apply these funds effectively could harm our business and financial condition.
Pending their use, we may hold such funds in short-term deposits so long as it is deemed to be in the best interests of our Company. These investments may not yield a favorable return to our investors.
As the public offering price is substantially higher than our net tangible book value per ordinary share, investors in the STAR Offering will incur immediate and substantial dilution.
Investors in the STAR Offering will pay more for the RMB Shares than the amount paid by some existing holders for their Offshore Shares or ADSs on a per-ordinary-share basis. As a result, investors in the STAR Offering will experience immediate and substantial dilution of $25.07 per RMB Share ($325.85 per ADS) (assuming (i) no issuance or exercise of share options or issuance or vesting of restricted share units, (ii) no issuance of additional shares under the 2018 ESPP, (iii) no exercise of the Amgen Option, and (iv) no exercise by China International Capital Corporation Limited of its option to obligate us to issue additional RMB Shares in the STAR Offering), representing the difference between our as adjusted net tangible book value per ordinary share as of September 30, 2021, after giving effect to the STAR Offering, and the offering price of $30.13 per RMB Share ($391.68 per ADS). In addition, investors in the STAR Offering will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options, vesting of restricted share units or under our 2018 ESPP. The ordinary shares issuable upon the exercise of currently outstanding share options may be issued at a purchase price on a per ordinary share basis that is less than the public offering price per RMB Share in the STAR Offering. For a further description of the dilution that investors in the STAR Offering will experience immediately after the STAR Offering, see the section of this prospectus supplement titled “Dilution.”
Future sales of our ADSs, Offshore Shares and/or RMB Shares in the public market could cause the ADS, Offshore Shares and/or RMB Share price to fall.
The price of our ADS, Offshore Shares and/or RMB Shares could decline as a result of sales of a large number of ADSs, Offshore Shares and/or RMB Shares or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of October 31, 2021, we had 1,219,734,201 ordinary shares outstanding, of which 978,399,319 ordinary shares were held in the form of 75,261,486 ADSs, each representing 13 ordinary shares.
We filed a registration statement with the SEC on behalf of certain shareholders on May 11, 2020, registering 300,197,772 ordinary shares, including 224,861,338 ordinary shares in the form of 17,297,026 ADSs to be resold by the selling shareholders identified therein and in any related prospectus supplement from time to time. Amgen has specified registration rights upon expiration of its lock-up with us. Furthermore, we have registered or plan to register the offer and sale of all securities that we have issued and may issue in the future under our equity compensation plans, including upon the exercise of share options and vesting of restricted share units and under our employee share purchase plan. In addition, in connection with the STAR Offering, it is expected that there will be sales of the RMB Shares after the statutory lock-up periods. RMB Shares held by strategic investors who are affiliated with the joint sponsors are subject to a 24-month statutory lock-up period from the completion of the STAR Offering under the PRC securities laws. RMB Shares held by strategic investors who are not affiliated with the joint sponsors are subject to a 12-month statutory lock-up period from the date when the RMB Shares are first listed on the STAR Market under the PRC securities laws. RMB Shares sold to certain selected long-term investors who participate in the STAR Offering through the offline offering tranche are subject to a 6-month lock-up period from the date when the RMB Shares are first listed on the STAR Market under the PRC securities laws. In the event where there are insufficient orders to subscribe for the RMB Shares, the remaining amount of RMB Shares subscribed by the underwriters will also be subject to certain lock-up restrictions or undertakings. If these additional securities are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ADSs, Offshore Shares and/or RMB Shares could decline.

In the future, we may issue additional ADSs, Offshore Shares and/or RMB Shares or other equity or debt securities convertible into ADSs, Offshore Shares and/or RMB Shares in connection with a financing, acquisition, licensing transaction, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause the ADS, Offshore Share and/or RMB Share price to decline.
Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs, Offshore Shares and/or RMB Shares for a return on your investment.
We intend to retain most, if not all, of our available funds and earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs, Offshore Shares and/or RMB Shares as a source for any future dividend income.
Our board of directors has significant discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual and regulatory restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the ADSs, Offshore Shares and/or RMB Shares will likely depend entirely upon any future price appreciation of the ADSs, Offshore Shares and/or RMB Shares. There is no guarantee that the ADSs, Offshore Shares and/or RMB Shares will appreciate in value or even maintain the price at which you purchased the ADSs, Offshore Shares and/or RMB Shares. You may not realize a return on your investment in the ADSs, Offshore Shares and/or RMB Shares and you may even lose your entire investment in the ADSs, Offshore Shares and/or RMB Shares.
If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs, Offshore Shares and/or RMB Shares and trading volume could decline.
The trading market for the ADSs, the trading market for the Offshore Shares and the trading market for the RMB Shares, if any, will rely in part on the research reports that equity research analysts publish about us or our business. We do not control these analysts. If research analysts do not maintain adequate research coverage or if one or more of the analysts who covers us downgrades the ADSs, Offshore Shares and/or RMB Shares or publishes inaccurate or unfavorable research about our business, the market price for the ADSs, Offshore Shares and/or RMB Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs, Offshore Shares and/or RMB Shares to decline significantly.
The market price of the ADSs, Offshore Shares and/or RMB Shares may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the NASDAQ, the HKEx and/or the STAR Market.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, the ADSs, Offshore Shares and/or RMB Shares and sales of substantial amounts of the ADSs, Offshore Shares and/or RMB Shares in the market, in each case being unrelated or disproportionate to changes in our operating performance. The overall global economy has recently contributed to the volatility of the markets, which may have an effect on the market price of the ADSs, Offshore Shares and/or RMB Shares.
The triple listing of our ADSs, Offshore Shares and RMB Shares may adversely affect the liquidity and value of our ADSs, Offshore Shares and/or RMB Shares.
Our ADSs are traded on the NASDAQ, our Offshore Shares are traded on the HKEx, and our RMB Shares will be traded on the STAR Market upon completion of the STAR Offering. The triple listing of our ADSs, Offshore Shares and RMB Shares may dilute the liquidity of these securities in one or all three markets and may adversely affect the maintenance of an active trading market for ADSs in the United

States, the Offshore Shares in Hong Kong, or the RMB Shares in the PRC. The price of our ADSs, Offshore Shares and RMB Shares could also be adversely affected by trading of our securities on other markets. We may decide at some point in the future to delist our RMB Shares from the STAR Market, and our shareholders may approve such delisting. We cannot predict the effect such delisting of our RMB Shares on the STAR Market would have on the market price of our ADSs on the NASDAQ or our Offshore Shares on the HKEx.
We may be a passive foreign investment company in future taxable years, which may have adverse U.S. federal income tax consequences for U.S. shareholders.
A non-U.S. corporation will be classified as a “passive foreign investment company,” or a “PFIC,” for any taxable year if either (1) 75% or more of its gross income consists of certain types of passive income or (2) 50% or more of the average quarterly value of its assets during such year produce or are held for the production of passive income. Based upon the current and expected composition of our income and assets (taking into account the expected proceeds from the STAR Offering), we do not presently expect to be a PFIC for the current taxable year. Nevertheless, because our PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of our assets and income, including our use of proceeds from the STAR Offering, and the value of our assets (which may be determined, in part, by reference to the market value of our ADSs, Offshore Shares and RMB Shares, which may be volatile) over the course of such taxable year, we may be a PFIC in any taxable year. The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in the STAR Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming a PFIC in the current or subsequent years. We believe that we were not a PFIC for the taxable year ended December 31, 2020.
If we are a PFIC for any taxable year during a U.S. shareholder’s holding period of the ADSs, Offshore Shares and RMB Shares, then such U.S. shareholder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ADSs, Offshore Shares or RMB Shares and on the receipt of distributions on the ADSs, Offshore Shares or RMB Shares to the extent such distribution is treated as an “excess distribution” under the United States federal income tax rules. In addition, such holders may be subject to burdensome reporting requirements.
Further, if we are classified as a PFIC for any year during which a U.S. shareholder holds our ADSs, Offshore Shares or RMB Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. shareholder holds such ADSs, Offshore Shares or RMB Shares. Each U.S. shareholder should consult its tax advisor regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs, Offshore Shares and RMB Shares.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of RMB Shares that we are selling in the STAR Offering will be approximately RMB21.6  billion ($3.4  billion), after deducting underwriting commissions and estimated offering expenses payable by us. If China International Capital Corporation Limited exercises its option to obligate us to issue an additional 17,258,000 RMB Shares in full, we estimate that our net proceeds will be approximately RMB24.9  billion ($3.9 billion), after deducting underwriting commissions and estimated offering expenses payable by us. On November 26, 2021, the noon buying rate of the Federal Reserve Bank of New York for the Renminbi was $1.00 = RMB6.3924. The currency translations in this “Use of Proceeds” section reflect this exchange rate.
If the actual net proceeds received from the STAR Offering exceed the total investments needed for the projects described in the PRC Prospectus, we will apply the surplus to our principal business, subject to compliance with the requirements under PRC securities laws and the listing rules of the SSE STAR Market. If net proceeds received from the STAR Offering are insufficient to fund the total investments needed for the projects described in the PRC Prospectus, we will make up the shortfall with our own funds.
We expect to use the net proceeds from the STAR Offering for (i) clinical development and research project, (ii) research and development center construction, (iii) bio-manufacturing plant construction, (iv) sales and marketing force expansion, and (v) working capital and general corporate purposes.
This expected use of the net proceeds from the STAR Offering represents our intentions based upon our current plans and business conditions. As required by the PRC securities laws, the net proceeds from the STAR Offering must be used in strict compliance with the planned uses as disclosed in the PRC Prospectus as well as our proceeds management policy for the STAR Offering approved by our board of directors (“RMB Share Offering Proceeds Management Policy”), which will become effective upon listing of the RMB Shares on the STAR Market. Our RMB Share Offering Proceeds Management Policy provides detailed requirements on how we safeguard and use the net proceeds, including the approval and disclosure requirements with respect to any change to the proposed use of net proceeds under certain circumstances. The use of net proceeds can only be changed upon review and approval by our board of directors (or its designated committee), with prior consent of the joint sponsors and in accordance with other requirements under the PRC securities laws and the listing rules of the SSE STAR Market. After any change to the use of net proceeds is approved and authorized, we are required to make disclosure of such change in accordance with the PRC securities laws and the listing rules of the SSE STAR Market.
As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, the progress of the construction of our research and development center and manufacturing center, the progress of the commercialization of our medicines and drug candidates, as well as any collaborations that we may enter into with third parties for our medicines and drug candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from the STAR Offering and may change the allocation of use of these proceeds among the uses described above, subject to compliance with the requirements under PRC securities laws. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.
To the extent that the net proceeds of the STAR Offering are not immediately required for the planned purposes or if we are unable to put into effect any part of our business plan as intended, subject to the requirements under PRC securities laws and RMB Share Offering Proceeds Management Policy, we may hold such funds in short-term deposits so long as it is deemed to be in the best interests of the Company.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, restricted cash, short-term investments, long-term bank loan (including current portion) and capitalization as of September 30, 2021:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our sale in the STAR Offering of 115,055,260 RMB Shares at the public offering price, after deducting underwriting commissions and estimated offering expenses payable by us and assuming no exercise of China International Capital Corporation Limited’s option to obligate us to issue additional RMB shares.

You should read this table together with our consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”), and our September 2021 Quarterly Report, included and incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information set forth under the headings “Selected Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Annual Report and the information set forth under the headings “Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our September 2021 Quarterly Report.
	September 30, 2021
	Actual	As Adjusted
	(unaudited) (Amounts in thousands of U.S. Dollars ($), except share and per share amounts)
Cash and cash equivalents	1,383,310	4,766,873
Restricted cash	6,386	6,386
Short-term investments	2,533,617	2,533,617
Long-term bank loan (including current portion)	202,846	202,846
Shareholders’ equity:
Ordinary shares, US$0.0001 par value; 9,500,000,000 shares authorized, 1,213,234,201 shares issued and outstanding (actual); 9,500,000,000 shares authorized, shares issued and outstanding (as adjusted)	121	133
Undesignated shares, US$0.0001 par value; 500,000,000 shares authorized, no shares issued or outstanding (actual); 500,000,000 shares authorized and no shares issued or outstanding (as adjusted)	—	—
Additional paid-in capital	7,724,822	11,108,373
Accumulated other comprehensive income	12,580	12,580
Accumulated deficit	(4,380,450)	(4,380,450)
Total equity	3,357,073	6,740,636
Total capitalization	3,559,919	6,943,482
The actual as adjusted information set forth in the table excludes:
•
3,129,417 shares issuable upon the exercise of options outstanding as of September 30, 2021 pursuant to our 2011 Plan, at a weighted-average exercise price of $0.59 per share;

•
56,275,772 shares issuable upon the exercise of options outstanding as of September 30, 2021 pursuant to our 2016 Plan, at a weighted-average exercise price of, at a weighted-average exercise price of $9.17 per share;

•
36,239,359 shares issuable upon the vesting of restricted share units outstanding as of September 30, 2021 pursuant to our 2016 Plan;

•
30,901 shares issuable upon the exercise of options outstanding as of September 30, 2021 pursuant to our 2018 Inducement Plan, at a weighted-average exercise price of $13.66 per share;

•
831,116 shares issuable upon the vesting of restricted share units outstanding as of September 30, 2021 pursuant to our 2018 Inducement Plan;

•
50,670,190 shares reserved for future issuance under our 2016 Plan as of September 30, 2021;

•
9,294,440 shares reserved for future issuance under our 2018 Inducement Plan as of September 30, 2021;

•
5,194,546 shares reserved for future issuance under our 2018 ESPP as of September 30, 2021;

•
15,200,667 shares issuable upon the exercise of options granted prior to our initial public offering outside our 2011 Plan or 2016 Plan as of September 30, 2021, at an exercise price of $0.50 per share; and

•
up to an aggregate of 72,848,123 shares issuable to Amgen pursuant to the terms of the Amgen Option.

DILUTION
If you invest in the RMB Shares in the STAR Offering, your interest will be diluted to the extent of the difference between the public offering price per RMB Share and as adjusted net tangible book value per ordinary share immediately after the STAR Offering.
Our net tangible book value as of September 30, 2021 was $3.34 million, or $2.76 per outstanding ordinary share as of that date, and $35.82 per ADS. Net tangible book value represents our total tangible assets less our total liabilities. As adjusted net tangible book value per ordinary share is calculated after giving effect to the issuance of ordinary shares by us in the STAR Offering. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share from the public offering price per RMB Share.
Without taking into account any other changes in net tangible book value after September 30, 2021, other than to give effect to the issuance and sale by us of 115,055,260 RMB Shares in the STAR Offering at the public offering price (assuming no exercise of China International Capital Corporation Limited’s option to obligate us to issue additional RMB shares), after deducting underwriting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been $6,726.5 million, or $5.06 per outstanding ordinary share and $65.83 per ADS. This represents an immediate increase in as adjusted net tangible book value of $2.31 per ordinary share and $30.01 per ADS to the existing shareholders and an immediate dilution in net tangible book value of $25.07 per ordinary share and $325.85 per ADS to investors purchasing RMB Shares in the STAR Offering. The following table illustrates this dilution:
	Per RMB Share	Per ADS
Public offering price per share	$30.13	$391.68
Historical net tangible book value per share as of September 30, 2021	$2.76	$35.82
Increase in net tangible book value per share attributable to new investors	$2.31	$30.01
As adjusted net tangible book value per share after the STAR Offering	$5.06	$65.83
Dilution per share to investors participating in the STAR Offering	$25.07	$325.85
If China International Capital Corporation Limited exercises its option to obligate us to issue additional RMB Shares in full, the as adjusted net tangible book value would be $5.38 per ordinary share and $69.94 per ADS, and the dilution in as adjusted net tangible book value to investors in the STAR Offering would be $24.75 per RMB Share and $321.74 per ADS.
The above discussion and tables are based on 1,213,234,201 ordinary shares outstanding as of September 30, 2021 and excludes:
•
3,129,417 shares issuable upon the exercise of options outstanding as of September 30, 2021 pursuant to our 2011 Plan, at a weighted-average exercise price of $0.59 per share;

•
56,275,772 shares issuable upon the exercise of options outstanding as of September 30, 2021 pursuant to our 2016 Plan, at a weighted-average exercise price of $9.17 per share;

•
36,239,359 shares issuable upon the vesting of restricted share units outstanding as of September 30, 2021 pursuant to our 2016 Plan;

•
30,901 shares issuable upon the exercise of options outstanding as of September 30, 2021 pursuant to our 2018 Inducement Plan, at a weighted-average exercise price of $13.66 per share;

•
831,116 shares issuable upon the vesting of restricted share units outstanding as of September 30, 2021 pursuant to our 2018 Inducement Plan;

•
50,670,190 shares reserved for future issuance under our 2016 Plan as of September 30, 2021;

•
9,294,440 shares reserved for future issuance under our 2018 Inducement Plan as of September 30, 2021;

•
5,194,546 shares reserved for future issuance under our 2018 ESPP as of September 30, 2021;

•
15,200,667 shares issuable upon the exercise of options granted prior to our initial public offering outside our 2011 Plan or 2016 Plan as of September 30, 2021, at an exercise price of $0.50 per share; and

•
up to an aggregate of 72,848,123 shares issuable to Amgen pursuant to the terms of the Amgen Option.

To the extent that outstanding options are exercised, restricted share units vest or additional shares are issued under our ESPP or the Amgen Option , you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

DIVIDEND POLICY
Our board of directors has adopted a dividend policy. As stated in such policy, we currently intend to retain all available funds and earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Subject to the applicable law and our amended and restated articles of association, any future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay dividends in the future, in order for us to distribute dividends to our shareholders and holders of ADSs, we may rely to some extent on any dividends distributed by our PRC subsidiaries. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. This dividend policy reflects our board of directors’ current views on our financial and cash flow position. We intend to continue to review our dividend policy from time to time, and there can be no assurance that dividends will be paid in any particular amount, if at all, for any given period. We will pay the ADS holders to the same extent as holders of our ordinary shares (including the RMB Shares), subject to the terms of the deposit agreement, as amended, including the fees and expenses payable thereunder. See the section titled “Description of Securities” in the accompanying prospectus.
We have never declared or paid any dividends on our ordinary shares or any other securities. We currently intend to retain all available funds and earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. If we pay dividends in the future, in order for us to distribute dividends to our shareholders, we will rely to some extent on any dividends distributed by our PRC subsidiaries. Any dividend distributions from our PRC subsidiaries to us will be subject to PRC withholding tax. In addition, PRC regulations currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. See the section of our September 2021 Quarterly Report titled “Risk Factors — Risks Related to Our Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”
Investors should not purchase our RMB Shares with the expectation of receiving cash dividends in the foreseeable future.

TAXATION
The following is a summary of the material Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in the ADSs and ordinary shares. Tax considerations applicable to other securities will be described in the related prospectus supplement. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of the ADSs and ordinary shares.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of the ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.
People’s Republic of China Taxation
We are a holding company incorporated in the Cayman Islands and we may gain income by way of dividends from our PRC subsidiaries in the future. The Enterprise Income Tax Law (“EIT Law”) and its implementation rules, both of which became effective on January 1, 2008 and were most recently amended on December 29, 2018 and April 23, 2019, respectively, provide that China sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-PRC enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.
Under the EIT Law, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for PRC enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and operations, personnel, accounting books and properties of an enterprise. In addition, the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprise as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defines Chinese-controlled offshore incorporated enterprise as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although BeiGene, Ltd. does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of BeiGene, Ltd. and its subsidiaries organized outside the PRC.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:
•
the primary location of the enterprise’s senior executives of the day-to-day operational management and senior management departments performing their duties is in the PRC;

•
decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•
the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder meeting minutes are located or maintained in the PRC; and

•
50% or more of voting board members or senior executives habitually reside in the PRC.

Currently, some of the members of our management team are located in China. However, we do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. BeiGene, Ltd. and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. We are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that BeiGene, Ltd. and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.
The implementation rules of the EIT Law provide that, (1) if the enterprise that distributes dividends is domiciled in the PRC or (2) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders or ADS holders, as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs, may be regarded as China-sourced income. As a result dividends paid to non-PRC resident enterprise ADS holders or shareholders may be subject to PRC withholding tax at a rate of up to 10% (or 20% in the case of non-PRC individual ADS holders or shareholders) and gains realized by non-PRC resident enterprise ADS holders or shareholders from the transfer of our ordinary shares or ADSs may be subject to PRC tax at a rate of 10% (or 20% in the case of non-PRC individual ADS holders or shareholders). It is also unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.
Hong Kong Taxation
In connection with the Hong Kong public offering in 2018, we have established a branch register of members in Hong Kong (the “Hong Kong share register”). Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).
To facilitate ADS-ordinary share conversion and trading between the NASDAQ and the Hong Kong Stock Exchange, we also moved a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors  —  Risks Related to Our American Depositary Shares and Ordinary Shares  —  Dealings in the ordinary shares registered in our Hong Kong register of members will be subject to Hong Kong stamp duty. There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of the ADSs.” in our June 2021 Quarterly Report.
Material United States Federal Income Tax Considerations
The following discussion is a summary of the United States federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares acquired by a U.S. Holder (as defined below) pursuant to the STAR Offering as of the date of this prospectus supplement. Except where noted, this summary deals only with U.S. Holders that are initial purchasers of the ordinary shares and ADSs and that will hold such ordinary shares and ADSs as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. Holder.
This summary does not describe all of the United States federal income tax consequences that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:
•
a dealer in securities or currencies;

•
a financial institution;

•
a pension plan;

•
a regulated investment company;

•
a real estate investment trust;

•
an insurance company;

•
a tax-exempt organization;

•
a person holding our ordinary shares or ADSs in connection with a trade or business outside the United States;

•
a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•
a trader in securities that has elected the mark-to-market method of tax accounting;

•
a person who owns or is deemed to own 10% or more of our stock by vote or value;

•
a partnership or other pass-through entity for United States federal income tax purposes; or

•
a person whose “functional currency” is not the United States dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, current (and, to the extent noted below, proposed) Treasury regulations, rulings and judicial decisions thereunder, and the income tax treaty between the United States and the PRC, or the Treaty, as of the date of this prospectus supplement, and such authorities may be replaced, revoked or modified, perhaps retroactively, and may be subject to differing interpretations, which could result in United States federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary is based, in part, upon representations made by the depositary of our ADSs to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.
As used herein, the term “U.S. Holder” means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares or ADSs or a partner in such a partnership, you should consult your tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our ordinary shares or ADSs.
This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances and does not address the Medicare tax imposed on certain net investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations. If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.
ADSs
If you own ADSs, for United States federal income tax purposes, you will generally be treated as the beneficial owner of the underlying ordinary shares that are represented by such ADSs. The remainder of this discussion assumes that a holder of ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.
Passive Foreign Investment Company Considerations
A non-United States corporation, such as our Company, will be a “passive foreign investment company,” or a “PFIC,” for United States federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly fair market value of its assets during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset, and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, certain rents and royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.
Based upon the current and expected composition of our income and assets (taking into account the expected proceeds from the concurrent global offering), we do not presently expect to be a PFIC for the current taxable year. The determination of whether we are or will become a PFIC for any taxable year, however, will depend in part upon the value of our goodwill and other unbooked intangibles (which may depend upon the market price of our Offshore Shares, RMB Shares and ADSs from time-to-time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of the concurrent global offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or one or more future taxable years. In addition, a U.S. Holder should be aware that we previously determined we were a PFIC for 2016.
The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in the concurrent global offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. If we are a PFIC for any year during which a U.S. holder holds our ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds such ADSs or ordinary shares.
The discussion below under “Dividends” and “Sale or Other Disposition of Shares and ADSs” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”
Dividends
Subject to the discussion under “Passive Foreign Investment Company Rules” below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld in respect of PRC withholding taxes, including if we are deemed to be a PRC resident enterprise under the EIT Law) generally will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will generally not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. With respect to certain non-corporate United States investors, dividend income may be subject to reduced rates of taxation provided that the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States or the non-United States corporation is eligible for the benefit of an income tax treaty with the United States (such as the Treaty) that the U.S. Treasury has determined is satisfactory for purposes of the rules applicable to qualified dividends and that includes an exchange of information program. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property, even if the minimum holding period has been met. The rate reduction will also not apply if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. For this purpose, ADSs listed on the NASDAQ will be considered to be readily tradable on an established securities market in the United States. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in the United States in later years. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, dividends that we pay on our ordinary shares that are not represented by ADSs are not likely to meet the conditions required for the reduced tax rate. Nonetheless, if we are treated as a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the Treaty. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.

Subject to a number of complex conditions and limitations, PRC withholding taxes on dividends will generally be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. However, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. If you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances. In lieu of claiming a credit, you may elect to deduct such PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.
To the extent that the amount of any distribution on the ADSs or ordinary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted tax basis in the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange, as described below under “Sale or Other Disposition of Shares and ADSs.”
Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for U.S. federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect thereof. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency converted into U.S. dollars on a date subsequent to receipt.
Sale or Other Disposition of Shares and ADSs
For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ordinary shares or ADSs in an amount equal to the difference between the amount realized for the ordinary shares or ADSs and your tax basis in the disposed-of ordinary shares or ADSs. Subject to the discussion under “Passive Foreign Investment Company Rules” below, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may generally elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares or ADSs unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You are urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of the ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances. A U.S. Holder that receives HK dollars or another currency other than U.S. dollars on the disposition of our ordinary shares or ADSs will realize an amount equal to the U.S. dollar value of the non-US currency received at the spot rate on the date of sale (or, if the ordinary shares or ADSs are considered to be traded on a recognized exchange, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). An accrual basis U.S. holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and you do not make a mark-to-market election or a “QEF election,” each as discussed below, you will generally be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Any distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

•
the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which we were a PFIC, will be taxed as ordinary income; and

•
the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See “Dividends.”
If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and any of our non-United States subsidiaries or other entities in which we directly or indirectly own equity interests is also a PFIC or a lower-tier PFIC, you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules and will be subject to U.S. federal income tax according to the PFIC rules described above on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if you owned such shares directly, even though you have not received the proceeds of those distributions or dispositions. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.
For any taxable year that we are treated as a PFIC with respect to a U.S. Holder, the holder will generally be required to file Form 8621 with the U.S. Internal Revenue Service. Significant penalties are imposed for failure to file such form, and the failure to file such form may suspend the running of the statute of limitations on the entire return.
In certain circumstances, in lieu of being subject to the general tax treatment for PFICs discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is “regularly traded” on a “qualified exchange.” The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that is a qualified exchange, as defined in U.S. Treasury regulations. The ADSs are listed on the NASDAQ, which constitutes a qualified exchange. Our Offshore Shares are listed on the HKEx. The RMB Shares offered in the STAR Offering will be listed on the STAR Market. We cannot guarantee that the HKEx and the STAR Market will be qualified in the current or future taxable years for purposes of the mark-to-market election. Furthermore, we cannot guarantee that, our Offshore Shares will continue to be listed and traded on the HKEx, and that, once listed, our RMB Shares will continue to be listed and traded on the STAR Market. The ADSs and our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs or ordinary shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter.
If you make an effective mark-to-market election, you will include in ordinary income any gain you recognize in a taxable year that we are a PFIC, in an amount equal to the excess of the fair market value of your ADSs at the end of the taxable year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such taxable year the excess of your adjusted tax basis in the ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ordinary shares or ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the ordinary shares or ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make an effective mark-to-market election, distributions paid on the ordinary shares or ADSs will be treated as discussed under “Dividends” above. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years during which we are a PFIC unless the ordinary shares or ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances. In particular, you should consider carefully the impact of a mark-to-market election with respect to your ordinary shares or ADSs given that we may own interests in lower-tier PFICs for which a mark-to-market election, as a technical matter, may not be available. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments.
Alternatively, you may be able to avoid the general tax treatment for PFICs described above by electing to treat us (and each lower-tier PFIC) as a “qualified electing fund” under Section 1295 of the Code (“QEF”) for each of the taxable years during your holding period that we are a PFIC. If a QEF election is not in effect for the first taxable year in your holding period in which we are a PFIC, a QEF election can only be made if you elect to recognize gain as if you had sold the ADSs or ordinary shares for their fair market value on the first day of your taxable year in which the PFIC becomes a QEF pursuant to the QEF election. The gain recognized on this deemed sale would be subject to the general tax treatment of PFICs discussed above. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are or may be a PFIC, a PFIC Annual Information Statement containing the information necessary for you to make a QEF election with respect to us (and, subject to the following paragraph, any of our subsidiaries which are lower-tier PFICs). We may elect to provide such information on our website. However, there can be no assurances that we will make the necessary information available to you.
We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
You are urged to consult your own tax advisors regarding the procedure for making a QEF election, including the complex tax rules relating to potential late QEF elections.

If you make a QEF election, you will be currently taxable on your pro rata share of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no dividend distributions were received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your ADSs or ordinary shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the ADSs or ordinary shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ADSs or ordinary shares, each as determined in U.S. dollars. You will not be currently taxed on the ordinary income and net capital gain of a QEF for any year that the QEF is not a PFIC.
You should consult your tax adviser concerning the merits of making a QEF election if we are a PFIC for any taxable year. In order to make a QEF Election, you must attach a completed IRS Form 8621, including a PFIC Annual Information Statement, to your timely filed United States federal income tax return.
Controlled Foreign Corporation Considerations
Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a “controlled foreign corporation” (“CFC”) for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income” and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Each Ten Percent Shareholder is also required to include in gross income its “global intangible low-taxed income,” (within the meaning of Code Section 951A), which is determined by reference to the income of CFCs of which such Ten Percent Shareholder is a Ten Percent Shareholder. Ten Percent Shareholders that are corporations may be entitled to a deduction equal to the foreign portion of any dividend when a dividend is paid. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own in the aggregate, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a U.S. person (as defined by the Code), who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation or 10% of the value of all classes of stock of such corporation. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. Although we do not believe that we are currently a CFC, it is possible that we could become, or acquire, one in the future. Holders are urged to consult their own tax advisors with respect to our potential CFC status and the consequences thereof.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect of the ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of the ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full your dividend and interest income.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.
If you are an individual (or a certain type of entity controlled by individuals), you are required to report information relating to your ownership of ADSs or ordinary shares, subject to certain exceptions (including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions)), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with your tax return for each year in which you own ADSs or ordinary shares.

You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs or ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ADSs OR ORDINARY SHARES IS URGED TO CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF OUR ADSs OR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION
Overview of the STAR Offering and General Notice to U.S. Investors
We propose to issue and sell an aggregate of 115,055,260 RMB Shares (or 132,313,260 RMB shares if China International Capital Corporation Limited exercises its option to obligate us to issue additional RMB Shares in full) of the Company, in an initial public offering and listing on the STAR Market of the SSE pursuant to the PRC Prospectus prepared in Chinese language and as approved by and registered with the SSE and the CSRC.
The STAR Offering is being made within the PRC to “permitted investors” who are eligible to subscribe in the STAR Offering in accordance with applicable rules and regulations of the SSE and the CSRC and such investment decision shall be made solely based on the disclosure contained in the PRC Prospectus. No other investors, including investors located in the United States or any other jurisdiction who are not otherwise approved by the SSE to qualify as a permitted strategic or professional investor (as described below in “— Pricing and Allocation of the STAR Offering”), are allowed or expected to subscribe for the RMB Shares or otherwise participate or deal in the STAR Offering. No part of the STAR Offering is intended to involve a public offering or sale in or into the United States and the RMB Shares are being registered with the SEC on this prospectus supplement solely to cover the offer and sale of the RMB Shares, if any, to permitted investors who are U.S. persons as defined in Regulation S of the Securities Act of 1933, as amended, in transactions outside the United States.
China International Capital Corporation Limited and Goldman Sachs Gao Hua Securities Company Limited are acting as joint sponsors to the STAR Offering. J.P. Morgan Securities (China) Company Limited, CITIC Securities Co., Ltd. and Guotai Junan Securities Co., Ltd. are acting as underwriters for the STAR Offering. They are collectively referred to herein as the underwriters to the STAR Offering.
The RMB Shares will be traded on the SSE STAR Market in Renminbi under the stock code “688235”. Our American Depositary Shares, or ADSs, are currently listed and actively traded on the NASDAQ under the symbol “BGNE”. Each ADS represents 13 ordinary shares. Our Offshore Shares are also listed and actively traded on the Stock Exchange of Hong Kong. The RMB Shares are not fungible with any of our ADSs traded on NASDAQ or Offshore Shares listed on the Stock Exchange of Hong Kong, and in no event will any RMB Shares be converted into our ADSs or Offshore Shares traded on NASDAQ or the Stock Exchange of Hong Kong, or vice versa.
The PRC Prospectus in electronic format will be made available on websites maintained by the SSE. Completion of the STAR Offering is subject to customary conditions to closing as set forth in the PRC Underwriting Agreement. Other than the PRC Prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters, if any, is not part of this prospectus supplement, the accompanying prospectus or the PRC Prospectus, has not been approved and/or endorsed by us or the underwriters or the PRC regulators, and therefore should not be relied upon by you in any manner as investors in the RMB Shares.
Pricing and Allocation of the STAR Offering
Prior to the STAR Offering, there has been no public market for our ordinary shares in the PRC. The initial public offering price of the RMB Shares is determined by us and our underwriters based on inquiries to offline investors and discussion between us and our underwriters in accordance with the SSE and the CSRC requirements. As such, the pricing and allocation of the STAR Offering involves a process that differs from the traditional “book building” and offering allocation process typically seen in an underwritten public offering in the United States or Hong Kong, where the underwriters and the issuer retain the sole discretion to direct the determination of the initial public offering price and the allocation of the offered shares. Among the factors considered in determining the initial public offering price of the RMB Shares were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, market conditions in the PRC, and certain financial and operating information of companies engaged in businesses similar to ours.

We cannot assure you that the initial public offering price of the RMB Shares will correspond to the prices at which our ADSs or Offshore Shares will trade in the public markets in both the United States and Hong Kong before and subsequent to the STAR Offering or that an active trading market for our RMB Shares will ever develop and continue after the completion of the STAR Offering in the PRC public securities market. The SSE and the CSRC have detailed rules and practices, as well as broad discretion, in regulating the stock prices and trading of the RMB Shares on the SSE STAR Market in the future, which will be beyond our and any underwriter’s control, and will not likely be subject to the trading performance of our ADSs and ordinary shares listed in the United States and Hong Kong.
We are initially offering RMB Shares to permitted investors in the PRC at the offering price determined. The permitted investor categories in the PRC primarily include professional investors, strategic investors, and the general public in the PRC. Unless otherwise approved by the SSE and/or the CSRC, no retail investors outside of the PRC, including in the United States, qualify as a permitted investor for purposes of the STAR Offering. As an investor in the United States, you will generally not be allowed to participate in the STAR Offering.
Pursuant to the rules and regulations of the SSE and the CSRC, professional investors generally include securities companies, fund management companies, trust companies, finance companies, insurance companies, private equity fund managers in the PRC and certain qualified foreign institutional investors. In accordance with the SSE and the CSRC requirements, the number of RMB Shares sold in the offline offering tranche of the STAR Offering shall be no less than 80% of the total number of RMB Shares sold in the STAR Offering (excluding RMB Shares offered to strategic investors). Among the RMB Shares sold in the offline offering tranche, at least 50% shall be allocated to public subscription investment products, social security funds, pension funds, enterprise annuity funds, insurance funds and qualified foreign institutional investors, and the rest of the allocation will be made available to other investors who participate in the offline offering tranche. Certain institutional investors in the PRC have been approved by the SSE and the CSRC to participate in the STAR Offering as strategic investors, who will enter into certain strategic investment agreements with us pursuant to the rules and regulations of the SSE and the CSRC. Such strategic investors in the aggregate, will subscribe for an aggregate of up to 34,516,578 RMB Shares in the STAR Offering. Members of the public in the PRC may also participate in the STAR Offering in the online offering tranche, by making subscription applications via the designated platforms of the SSE. Allocations to the general public investors will be determined by the SSE based on a lottery-like process.
We have established an employee participation program, which allows certain executive officers and qualified employees of our PRC subsidiaries to indirectly participate in the STAR Offering and purchase certain RMB Shares through an asset management plan administrated by China International Capital Corporation Limited (“RMB Shares Employee Participation Plan”). The RMB Share Employee Participation Plan will participate in the STAR Offering as a strategic investor and has committed to purchase RMB Shares in the STAR Offering for an aggregate purchase price of RMB399.43 million pursuant to a strategic investor placement agreement. The RMB Shares Employee Participation Plan has 137 individual participants, including (i) Xiaobin Wu and Lai Wang, who are our executive officers and have committed RMB15 million and RMB10 million, respectively, to the RMB Shares Employee Participation Plan, and (ii) 135 other qualified employees of our PRC subsidiaries.
PRC Underwriting Agreement
In furtherance of the STAR Offering, we and the underwriters, including the joint sponsors, will enter into a PRC underwriting agreement (the “PRC Underwriting Agreement”). Pursuant to the terms and subject to the conditions to closing as set forth in the PRC Underwriting Agreement, the underwriters have agreed to procure subscription applications for the RMB Shares and undertake other actions to facilitate the sale, offering and distribution of the RMB Shares. In particular, in accordance with the rules of the SSE, affiliates of the PRC joint sponsors will participate in the STAR Offering as strategic investors and subscribe for up to 2% of the total RMB Shares to be sold in the STAR Offering for their own accounts using their own funds. In the event where there are insufficient orders to subscribe for the RMB Shares, the underwriters have agreed to purchase such remaining amount in proportion to their respective subscription commitment specified in certain underwriting syndicate agreement among all of the underwriters. Each underwriter’s subscription commitment is set for in the following table.

Underwriter	Percentage of RMB Shares
China International Capital Corporation Limited	66%
Goldman Sachs Gao Hua Securities Company Limited	28%
J.P. Morgan Securities (China) Company Limited	2%
CITIC Securities Co., Ltd.	2%
Guotai Junan Securities Co., Ltd.	2%
Total	100%
In connection with the STAR Offering, we have granted China International Capital Corporation Limited the option, exercisable in whole or in part in its sole discretion at any time during the 30-day period from the first day when the RMB Shares are listed on the STAR Market, to obligate us to issue up to an aggregate of 17,258,000 RMB Shares (the “Over-allotment Shares”), which represents 15% of the total number of the RMB Shares initially offered in the STAR Offering, at the same public offering price. An announcement will be made in the event China International Capital Corporation Limited elects to exercise its option with respect to the Over-allotment Shares.
The PRC Underwriting Agreement contains customary representations, warranties, undertakings and indemnities of both the underwriters and us.
Letter Agreement
We will enter into a letter agreement with the joint sponsors, J.P. Morgan Securities (China) Company Limited and their certain affiliates, each as a representative of China International Capital Corporation Limited, Goldman Sachs Gao Hua Securities Company Limited, J.P. Morgan Securities (China) Company Limited, CITIC Securities Co., Ltd. and Guotai Junan Securities Co., Ltd. as the underwriters to this offering. Such letter agreement sets forth certain arrangements with respect to matters in relation to the registration of the RMB Shares in the United States pursuant to the Securities Act and the rights and obligations of each party to the letter agreement in such matters. We and the parties to the letter agreement have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act. No underwriter will receive any commissions or other forms of underwriting or advisory compensations under the letter agreement for their services provided to us as the PRC joint sponsors or underwriters.
Letters of Undertaking
In connection with the STAR Offering and for the protection of the permitted investors in the PRC, we and each of our directors and executive officers have signed letters of undertaking to (i) confirm and acknowledge that any legal suits, actions or proceedings against us and/or our directors and officers arising from the STAR Offering and the listing of the RMB Shares on the STAR Market during the period when our RMB Shares are listed on the STAR Market (collectively, the “RMB Share Disputes”) shall be governed by the laws of PRC and subject to the jurisdiction of competent courts in the PRC if such RMB Share Disputes are instituted in competent courts in the PRC, and (ii) undertake that we and our directors and officers waive any objections that we may have to the jurisdiction of such courts over the RMB Share Disputes or the application of PRC laws by such courts to the RMB Share Disputes.
Compensation and Expenses
We will pay or cause to be paid to the underwriters underwriting commissions that are customary in initial public offerings on the STAR Market. In addition, we have agreed to reimburse the underwriters for certain fees and expenses incurred by the underwriters in connection with the STAR Offering. The total underwriting commissions (excluding value-added taxes in the PRC) are approximately $73.8 million (or $81.1 million if China International Capital Corporation Limited exercises its option to obligate us to issue additional RMB Shares in full), subject to finalization within the range of 1.6% to 2.6% of the gross proceeds from the STAR Offering in accordance with the rules of the SSE assuming that China International Corporation Limited does not elect to exercise its option with respect to the Over-allotment Shares.
Statutory Lock-up Requirements
RMB Shares held by strategic investors who are not affiliated with the joint sponsors are subject to a 12-month statutory lock-up period from the date when the RMB Shares are first listed on the STAR Market under the PRC securities laws. RMB Shares sold to strategic investors who are affiliated with the joint sponsors in accordance with the rules of SSE are subject to a 24-month statutory lock-up period from the date when the RMB Shares are first listed on the STAR Market under the PRC securities laws, subject to certain exceptions. RMB Shares sold to certain selected long-term investors who participate in the STAR Offering through the offline offering tranche are subject to a 6-month lock-up period from the date when the RMB Shares are first listed on the STAR Market under the PRC securities laws. In the event where there are insufficient orders to subscribe for the RMB Shares, the remaining amount of RMB Shares subscribed by the joint sponsors will also be subject to certain lock-up restrictions.
Activities of the Underwriters and Stabilization
The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing, advisory, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In relation to our ordinary shares and/or ADSs, those activities could include acting as agent for buyers and sellers of the ordinary shares and/or ADSs, entering into over the counter or listed derivative transactions or listed and unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) that have the ordinary shares and/or ADSs as their or part of their underlying assets. Those activities may require hedging activity by those entities involving directly or indirectly, buying and selling the ordinary shares. All such activity could occur in Hong Kong, the United States, the PRC and elsewhere in the world to the extent permitted by local laws and regulations, and may result in applicable underwriters and their affiliates holding long and/or short positions in the ordinary shares and/or ADSs, in baskets of securities or indices including the ordinary shares and/or ADSs, in units of funds that may purchase the ordinary shares and/or ADSs, or in derivatives related to any of the foregoing. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
In relation to issues by underwriters or their affiliates of any listed securities having the ordinary shares as their underlying securities, including on the SSE STAR Market, NASDAQ, the Stock Exchange of Hong Kong, the rules of the relevant stock exchanges may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.
These activities may affect the market price or value of the ordinary shares and/or ADSs, the liquidity or trading volume in the ordinary shares and/or ADSs, and the volatility of the prices of the ordinary shares and/or ADSs, and the extent to which this occurs from day to day cannot be estimated.
Stabilization is a practice commonly used by underwriters in some securities markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market, during a specified period of time, to retard and, if possible, prevent a decline in the public market price of the securities. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of the United States, the PRC and Hong Kong.

In connection with the STAR Offering, the stabilizing manager, or any person acting for it, on behalf of the underwriters, may effect transactions with a view to stabilizing or supporting the market price of the RMB Shares in the PRC market pursuant to the rules and regulations of the SSE and the CSRC. However, there is no obligation on the stabilizing manager or any persons acting for it, to conduct any such stabilizing action. Such stabilization action, if taken, will be conducted at the absolute discretion of the stabilizing manager and may be discontinued at any time, and is required to be brought to an end within 30 days after the listing date.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, no offer of the RMB Shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of RMB Shares referred to in (a) to (c) above shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of RMB Shares is made or who receives any communication in respect of an offer of RMB Shares, or who initially acquires any RMB Shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any RMB Shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the RMB Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where RMB Shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those RMB Shares to it is not treated under the Prospectus Directive as having been made to such persons.
We, the underwriters and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of RMB Shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of RMB Shares. Accordingly any person making or intending to make an offer in that Member State of RMB Shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the representatives have authorized, nor do they authorize, the making of any offer of RMB Shares in circumstances in which an obligation arises for us or the representatives to publish a prospectus for such offer.
For the purposes of this provision, the expression an offer of RMB Shares to the public in relation to any RMB Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the RMB Shares to be offered so as to enable an investor to decide to purchase or subscribe the RMB Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In addition to the restrictions described under the heading “— Notice to Prospective Investors in the European Economic Area” above, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order and/or (iii) who are persons falling within Article 43(2) of the Order to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Canada
The RMB Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the RMB Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with the STAR Offering.
Notice to Prospective Investors in Hong Kong
The RMB Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a prospectus as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the RMB Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to RMB Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors as defined in the Securities and Futures Ordinance and any rules made under that Ordinance

Notice to Prospective Investors in Japan
The RMB Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Malaysia
The offering of the RMB Shares has not been and will not be approved by the Securities Commission Malaysia, or SC, and this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the SC under the Malaysian Capital Markets and Services Act 2007, or CMSA. Accordingly, no RMB Shares or invitation to purchase is being made to any person in Malaysia under this prospectus or the accompanying prospectus, except to persons falling within any of paragraphs 2(g)(i) to (xi) of Schedule 5 of the CMSA and distributed only by a holder of a Capital Markets Services License who carries on the business of dealing in securities.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the RMB Shares may not be circulated or distributed, nor may the RMB Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the Securities and Futures Act, or the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA and (with effect from January 8, 2019) as modified by the Securities and Futures (Classes of Investors) Regulations 2018) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the RMB Shares that are initially subscribed or purchased under Section 274 or Section 275 are sold within six months from the date of initial subscription or purchase and such sale is not made to an institutional investor or a relevant person pursuant to Section 275(1) or any person pursuant to Section 275(1A), the prospectus and registration requirements under the SFA in connection with the offer resulting in that sale shall apply.
Where the RMB Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) and (with effect from January 8, 2019) as modified by the Securities and Futures (Classes of Investors) Regulations 2018)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in the SFA) or securities-based derivatives contracts (as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the RMB Shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Switzerland
The RMB Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the RMB Shares or the STAR Offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing materials relating to the STAR Offering (including the PRC Prospectus), us or the RMB Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, neither this prospectus supplement nor the accompanying prospectus will be filed with, and the offer of RMB Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of RMB Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of RMB Shares.
Notice to Prospective Investors in Taiwan
The RMB Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the RMB Shares in Taiwan.

LEGAL MATTERS
We are being represented by Goodwin Procter LLP with respect to certain legal matters of U.S. federal securities and New York State law. The underwriters are being represented as to U.S. federal securities and New York State law matters by Davis Polk & Wardwell LLP. The validity of the ordinary shares offered in the STAR Offering and legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the joint sponsors by JunHe LLP. As of the date of this prospectus supplement, certain investment funds associated with, and partners of, Goodwin Procter LLP beneficially owned less than 1% of our outstanding equity securities.

EXPERTS
The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of BeiGene, Ltd.’s internal controls over financial reporting as of December 31, 2020, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (File No. 333-238181), of which this prospectus supplement is a part, covering the securities offered hereby. We previously filed with the SEC a registration statement on Form F-6 (File Number 333-209044) to register the ADSs. As allowed by SEC rules, this prospectus supplement does not include all of the information contained in the registration statement. You are referred to the registration statement and to its exhibits and to the documents incorporated herein. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These include our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also make available, free of charge on our website, the reports filed with the SEC by our executive officers, directors and 10% shareholders pursuant to Section 16 under the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC.
We intend to furnish the depositary of our ADSs with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that:
•
incorporated documents are considered part of this prospectus supplement;

•
we can disclose important information to you by referring to those documents; and

•
information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus supplement.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We incorporate herein by reference the information or documents listed below that we have filed with the SEC (File No. 001-37686):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2021 Annual General Meeting of Shareholders;

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•
Current Reports on Form 8-K filed on January 11, 2021, January 14, 2021, January 25, 2021, January 28, 2021, January 29, 2021, February 3, 2021, February 17, 2021, February 25, 2021, February 26, 2021, March 2, 2021, March 5, 2021, March 10, 2021, March 30, 2021, April 8, 2021, April 12, 2021, April 28, 2021, May 6, 2021, May 7, 2021, May 14, 2021, May 21, 2021, June 4, 2021, June 11, 2021, June 17, 2021, June 21, 2021, June 24, 2021, June 28, 2021, June 30, 2021, July 1, 2021, July 9, 2021, July 28, 2021, July 30, 2021, August 5, 2021, August 19, 2021, August 24, 2021, August 26, 2021, September 2, 2021, September 15, 2021, September 20, 2021, October 13, 2021, October 21, 2021, November 4, 2021, November 16, 2021 and November 23, 2021 (subject to the paragraph below, other than the portions of those reports not deemed to be filed);

•
Information furnished in Item 2.02 of Current Reports on Form 8-K filed on January 29, 2021, May 14, 2021, June 30, 2021, July 28, 2021 and November 16, 2021 (including any exhibits to such Current Reports incorporated in Item 2.02 of such Current Reports by reference);

•
Description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 29, 2016, including any amendment or report filed for the purpose of updating such description; and

•
Any document filed in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the STAR Offering is completed.

We are not, however, incorporating by reference any documents or portions thereof filed in the future that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus supplement or the related registration statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800
Email: ir@beigene.com
Neither we nor the underwriters have authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with the STAR Offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front.

PROSPECTUS
BeiGene, Ltd.
Ordinary Shares
Ordinary Shares in the form of American Depositary Shares
Preferred Shares
Preferred Shares in the form of American Depositary Shares
Debt Securities
Warrants
Units

By this prospectus, we or any selling shareholder may offer and sell from time to time, in one or more offerings, ordinary shares, ordinary shares in the form of American Depositary Shares (“ADSs”), preferred shares, preferred shares in the form of ADSs, debt securities, warrants, units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares, the preferred shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preferred shares. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
Our ordinary shares are listed on The Stock Exchange of Hong Kong Limited (“HKEx”) under the stock code “06160”, and ADSs representing our ordinary shares are listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “BGNE”. A separate Registration Statement on Form F-6 for the registration of ADSs issuable upon deposit of the ordinary shares was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on February 2, 2016 (Reg. File No. 333-209044). The amendment to the Registration Statement on Form F-6 was filed on March 31, 2016 and declared effective on April 8, 2016. On May 8, 2020, the closing price of our ordinary shares on the HKEx was HK$91.50 per ordinary share, and the closing price of our ADSs on the NASDAQ was $156.81 per ADS.
We or any selling shareholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we or any selling shareholder will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling shareholders.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 11, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, (the “Securities Act”). Under this shelf registration, we and/or selling shareholders may offer our ordinary shares and preferred shares, each of which may be represented by ADSs, various series of warrants to purchase ordinary shares or preferred shares, debt securities, units, or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and/or selling shareholders may offer. Each time we and/or selling shareholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.
Neither we nor any selling shareholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling shareholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “BeiGene,” “we,” “us,” “our,” the “company” or similar references refer to BeiGene, Ltd. and its subsidiaries; and the term “securities” refers collectively to our ordinary shares, preferred shares, ADSs, warrants to purchase ordinary shares or preferred shares, debt securities, units or any combination of the foregoing securities.
We have submitted trademark applications and own various registered trademarks and unregistered trademarks and service marks, including the name “BeiGene” and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, some of the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.beigene.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37686) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual General Meeting of Shareholders;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•
Current Reports on Form 8-K filed on January 2, 2020, January 21, 2020, January 24, 2020, March 2, 2020, March 17, 2020, March 25, 2020, March 30, 2020, April 13, 2020, and May 11, 2020 (other than the portions of those reports not deemed to be filed); and

•
The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 29, 2016, including any amendment or report filed for the purpose of updating such description.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference and any prospectus supplement contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated herein by reference or any prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Forward looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain those identifying words. These forward-looking statements include, among other things, statements about:
•
our ability to successfully commercialize BRUKINSA® (zanubrutinib, BTK inhibitor) in the United States, for which we have obtained approval from the U.S. Food and Drug Administration (“FDA”) for the treatment of adult patients with mantle cell lymphoma (“MCL”) who have received at least one prior therapy, and tislelizumab in the People’s Republic of China (“PRC” or “China”), for which we have received approval from the National Medical Products Administration (“NMPA”) for the treatment of patients with classical Hodgkin’s Lymphoma (“cHL”) who have received at least two prior therapies and of patients with previously treated locally advanced or metastatic urothelial carcinoma (“UC”);

•
our ability to successfully obtain approvals in additional indications and territories for BRUKINSA and tislelizumab and to commercialize these and other drugs and drug candidates, if approved;

•
our ability to successfully commercialize our in-licensed drugs in China, including ABRAXANE® (paclitaxel albumin-bound particles for injectable suspension), REVLIMID® (lenalidomide) and VIDAZA® (azacitidine for injection) from Celgene Logistics Sàrl, a Bristol Myers Squibb (“BMS”) company, XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab) from Amgen Inc. (“Amgen”), SYLVANT® (siltuximab) and QARZIBA® ▼ (dinutuximab beta), from EUSA Pharma (“EUSA”), and any other drugs we may in-license;

•
our ability to successfully develop and commercialize oncology assets licensed from Amgen in China pursuant to our global strategic oncology collaboration with Amgen;

•
our ability to further develop sales and marketing capabilities and launch new drugs, if approved;

•
our ability to maintain and expand regulatory approvals for our drugs and drug candidates, if approved;

•
the pricing and reimbursement of our drugs and drug candidates, if approved;

•
the initiation, timing, progress and results of our preclinical studies and clinical trials and our research and development programs;

•
our ability to advance our drug candidates into, and successfully complete, clinical trials;

•
our reliance on the success of our clinical-stage drug candidates;

•
our plans, expected milestones and the timing or likelihood of regulatory filings and approvals;

•
the implementation of our business model, strategic plans for our business, drugs, drug candidates and technology;

•
the scope of protection we (or our licensors) are able to establish and maintain for intellectual property rights covering our drugs, drug candidates and technology;

•
our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•
costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

•
regulatory developments in the United States, China, the United Kingdom, the European Union (“EU”) and other jurisdictions;

•
the accuracy of our estimates regarding expenses, revenues, capital requirements and our need for additional financing;

•
the potential benefits of strategic collaboration and licensing agreements and our ability to enter into strategic arrangements;

•
our ability to maintain and establish collaborations or licensing agreements;

•
our reliance on third parties to conduct drug development, manufacturing and other services;

•
our ability to manufacture and supply, or have manufactured and supplied, drug candidates for clinical development and drugs for commercial sale;

•
the rate and degree of market access and acceptance and reimbursement of our drugs and drug candidates, if approved;

•
developments relating to our competitors and our industry, including competing therapies;

•
the size of the potential markets for our drugs and drug candidates and our ability to serve those markets;

•
our ability to effectively manage our growth;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•
the future trading price of our ADSs and ordinary shares, and impact of securities analysts’ reports on these prices; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in this prospectus and the documents incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in such statements, so you should not place undue reliance on them. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the section entitled “Risk Factors,” that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
You should read this prospectus and the documents that we have incorporated by reference and any prospectus supplement with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.
This prospectus and the documents incorporated herein by reference and any prospectus supplement include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is on file with the SEC and is incorporated by reference into this prospectus, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.
ABOUT THE COMPANY
We are a global commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology cancer therapeutics. We started as a research and development company in Beijing in 2010. Over the last ten years, we have developed into a fully-integrated global biotechnology company, with significant commercial, manufacturing, and research and development capabilities.
We have built substantial commercial capabilities in the PRC and the United States, and are currently marketing both internally-developed drugs and in-licensed drugs. In the United States, we market BRUKINSA for adult patients with MCL who have received at least one prior therapy. In China, we market tislelizumab for patients with cHL who have received at least two prior therapies and in April 2020, we received approval for a second indication to treat patients with locally advanced or metastatic urothelial cancer (“UC”), a form of bladder cancer, with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. As of May 1, 2020, we have filed three additional new or supplementary new drug applications for regulatory approvals in China for our internally-developed products and are planning for launches in these additional indications in 2020 and beyond. Our in-licensed portfolio includes ABRAXANE, REVLIMID and VIDAZA, which we have been marketing in China since 2017 under a license from Celgene Logistics Sàrl, a BMS company. We plan on launching additional in-licensed products in China from our collaborations, including XGEVA, KYPROLIS and BLINCYTO from Amgen, and SYLVANT and QARZIBA from EUSA.
We have built deep clinical development capabilities, including a more than 1,100-person global clinical development team that is running over 60 ongoing or planned clinical trials in more than 35 countries that have enrolled over 7,500 patients and healthy subjects. We are conducting late-stage clinical trials of BRUKINSA and tislelizumab, including 26 registration or registration-enabling trials in 15 discrete cancer indications. Our internal research capabilities have yielded another late-stage asset, pamiparib, and five other internally-developed drug candidates are currently in early-stage clinical development. In addition, we have been able to leverage our capabilities and China’s rising importance as a clinical science center to expand our clinical and pre-clinical portfolio with in-licensed drug candidates. We are also working with high-quality contract manufacturing organizations to manufacture our internally-developed commercial and clinical products in China and globally and have built state-of-the-art small molecule and biologic manufacturing facilities in China to support the launches and potential future demand of our internally-developed products.
Based on the strength of our China-inclusive global development and commercial capabilities, we have entered into collaborations with leading pharmaceutical and biotechnology companies to develop and commercialize innovative medicines in China and the Asia-Pacific region. In October 2019, we entered into a strategic collaboration with Amgen pursuant to which we have agreed to collaborate on the commercialization of Amgen’s oncology products XGEVA, KYPROLIS, and BLINCYTO in China, and the global development and future commercialization in China of up to 20 of Amgen’s clinical- and late pre-clinical-stage pipeline products, including AMG 510, Amgen’s first-in-class investigational KRAS G12C inhibitor.
We are an exempted company incorporated in the Cayman Islands with limited liability on October 28, 2010. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The principal executive office of our research and development operations is located at No. 30 Science Park Road, Zhong-Guan-Cun Life Science Park, Changping District, Beijing 102206, People’s Republic of China. Our telephone number at this address is +86 10 58958000. Our current registered office in the Cayman Islands is located at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Our website address is www.beigene.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus Our ordinary shares are listed on the HKEx under the stock code “06160”, and our ADSs are listed on the NASDAQ under the symbol “BGNE.”

CAPITALIZATION
We intend to include information about our capitalization and indebtedness in prospectus supplements.
USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling shareholder.
SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.
DESCRIPTION OF SECURITIES
We and/or any selling shareholder may offer our ordinary shares and preferred shares, each of which may be represented by ADSs, various series of warrants to purchase ordinary shares or preferred shares, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, units, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
Ordinary Shares
We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Law (as amended) of the Cayman Islands, which we refer to as the Cayman Companies Law, and the common law of the Cayman Islands.
As of May 1, 2020, our authorized share capital was $1,000,000 divided into (i) 9,500,000,000 ordinary shares of a par value of $0.0001 each and (ii) 500,000,000 shares of a par value of $0.0001 each of such class or classes (howsoever designated) as the board of directors may determine.
Our fifth amended and restated memorandum and articles of association (“our articles”) were adopted by special resolution on December 7, 2018. The following are summaries of material provisions of our articles and the Cayman Companies Law insofar as they relate to the material terms of our ordinary shares. Under our articles, our name continues to be BeiGene, Ltd.
The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs are not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in accordance with the provisions of the deposit agreement, as amended, in order to exercise directly shareholders’ rights in respect of the ordinary shares. The depositary has agreed, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the written instructions of the holders of such ADSs. See “Description of American Depositary Shares — Voting Rights.”
Our ordinary shares are listed on the HKEx under the stock code “06160”, and ADSs representing our ordinary shares are listed on the NASDAQ under the symbol “BGNE”.
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Each holder of our ordinary shares will be entitled to receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Companies Law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights
Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote.
Voting at any meeting of shareholders is by poll.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the company, in which case the required majority to pass a special resolution shall be 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.
Transfer of Ordinary Shares
Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
the ordinary share transferred is fully paid and free of any lien in favor of us;

•
any fee related to the transfer has been paid to us; and

•
the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.
Liquidation
On a winding up of our company, if the assets available for distribution among the holders of our ordinary shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of our ordinary shares on a pro rata basis in proportion to the par value of the ordinary shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them.
The liquidator may, with the sanction of a special resolution of our shareholders and any other sanction required by the Cayman Companies Law, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.
Because we are a “limited liability” company registered under the Cayman Companies Law, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our articles contain a declaration that the liability of our shareholders is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture by the company. In addition, the holders of partly paid ordinary shares will have no right pursuant to the Cayman Companies Law to dividends nor will they be able to redeem their shares.
Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our articles. Under the Cayman Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Law no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Notwithstanding the foregoing, our board of directors may issue preferred shares, without further action by the shareholders. See “— Differences in Corporate Law — Directors’ Power to Issue Shares.”
General Meetings of Shareholders
Shareholders’ meetings may be convened by a majority of our board of directors or our Chairman. As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; however, our corporate governance guidelines provide that we will hold an annual general meeting of shareholders every year to the extent required by the NASDAQ Stock Market rules or the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HK Listing Rules”). The annual general meeting shall be held at such time and place as may be determined by our board of directors.
The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that upon the requisition of shareholders representing not less than one-tenth of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting. Our articles will provide no other right to put any proposals before annual general meetings or extraordinary general meetings.
Advance notice of at least 21 calendar days is required for the convening of any annual general meeting of our shareholders and advance notice of at least 14 days is required for the convening of any other general meeting of our shareholders (including any extraordinary general meeting). All general meetings of shareholders shall occur at such time and place as determined by our directors and set forth in the notice for such meeting.
The quorum required for a general meeting of shareholders at which an ordinary resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.
Nomination, Election and Removal of Directors
Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible, with each director serving a three-year term and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.
Upon the expiration of the term of each class, each director in that class, if nominated by the board of directors, shall be eligible for re-election at the annual general meeting to hold office for another three-year term and until such director’s successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our board of directors will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching any age limit.
In the event of a vacancy arising from the resignation of a director or as an addition to the existing board of directors, our board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director, unless the board resolves to follow any available exceptions or exemptions.
For so long as our ordinary shares or ADSs are listed on the NASDAQ and/or the HKEx, our directors are required to comply with the director nomination procedures required under the NASDAQ Stock Market rules and the HK Listing Rules, and our board of directors is required to include at least such number of independent directors as required by the NASDAQ Stock Market rules and the HK Listing Rules.
Our board shall have a chairman who has been elected and appointed by a majority of the directors then in office. The period for which our chairman holds office shall also be determined by a majority of all of our directors then in office. Our chairman shall preside as chairman at every meeting of our board. To the extent that our chairman is not present at a meeting of our board within 15 minutes after the time appointed for holding the same, the remaining attending directors may choose one of their number to be the chairman of that meeting.
Our directors shall be elected by an ordinary resolution of the holders of ordinary shares at each annual general meeting of the company to fill the seats of those directors whose terms expire at such annual general meeting.
Each of our directors shall hold office until his successor is duly elected or appointed or his earlier resignation or removal, notwithstanding any agreement between the company and the director. Our directors may be removed at any time by an affirmative vote of a simple majority of the issued shares as of the applicable record date, with or without cause.
Our board of directors may, from time to time, and except as required by applicable law, the NASDAQ Stock Market rules or the HK Listing Rules, adopt, institute, amend, modify or revoke any of our corporate governance policies or initiatives of the company, which shall be intended to set forth the guiding principles and policies of the company and our board on various corporate governance related matters as the board shall determine by resolution from time to time.
Proceedings of Board of Directors
Our articles provide that our business is to be managed and conducted by our board of directors. The quorum necessary for a board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.
Our articles provide that the board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Cayman Companies Law, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records provided that they are entitled to a copy of the current amended and restated memorandum and articles of association.
Changes in Capital
Our shareholders may from time to time by ordinary resolution:
•
increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•
consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to any confirmation or consent required by the Cayman Companies Law, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Restrictive Provisions
Under our articles, in connection with any change of control, merger or sale of our company, the holders of our ordinary shares shall receive the same consideration with respect to their ordinary shares in connection with any such transaction.
Claims Against the Company
Our articles provide that, unless otherwise determined by a simple majority of our board of directors in its sole discretion, consistent with the directors’ fiduciary duties to act in the best interests of the company, in the event that (1) any shareholder (the claiming party) initiates or asserts any claim or counterclaim or joins, offers substantial assistance to or has a direct financial interest in any claim against our company and (2) the claiming party (or the third party that received substantial assistance from the claiming party or in whose claim the claiming party had a direct financial interest) does not obtain a judgment on the merits in which the claiming party prevails, then each claiming party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse us for all fees, costs and expenses (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that we may incur in connection with such claim.
Exclusive Forum
Our articles provide that, subject to limited exceptions, the courts of Cayman Islands will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (3) any action asserting a claim against us arising pursuant to any provision of the Companies Law of the Cayman Islands or the articles of association, or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States). Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the provisions of our articles of association described above. Although we believe these provisions benefit us by providing increased consistency in the application of Cayman Islands law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. It is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our articles of association to be inapplicable or unenforceable.
Exempted Company
We are an exempted company with limited liability incorporated under the Cayman Companies Law. The Cayman Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•
an exempted company’s register of members is not open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue no par value, negotiable or bearer shares;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.
We are subject to reporting and other informational requirements of the Exchange Act, as applicable to U.S. domestic issuers. The NASDAQ Stock Market rules and the HK Listing Rules require that every company listed on the NASDAQ and the HKEx hold an annual general meeting of shareholders. In addition, our articles allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth in our articles.
Register of Members
Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:
•
the names and addresses of our members and a statement of the shares held by each member that distinguishes each share by its number (if applicable), confirms the amount paid or agreed to be considered as paid on the shares of each member, confirms the number and category of shares held by each member and confirms whether each relevant category of shares held by a member carries voting rights under the articles and, if so, whether such voting rights are conditional;

•
the date on which the name of any person was entered on the register as a member; and

•
the date on which any person ceased to be a member.

Under Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out in the register (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their names.
If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Differences in Corporate Law
The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.
Mergers and Similar Arrangements
The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association.
The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.
The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
•
an act that is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•
an act that, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) that has not been obtained; and

•
an act that constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability
The Cayman Companies Law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Provisions in Our Articles
Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including limitations on shareholder rights to nominate or remove directors, as well as provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the transaction was procedurally fair and provided fair value to the corporation.
As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles allow our shareholders holding not less than one-tenth of the voting rights entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our shareholders may propose only ordinary resolutions to be put to a vote at such meetings. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.
However, our corporate governance guidelines require us to call such meetings every year to the extent required by the NASDAQ Stock Market rules and/or the HK Listing Rules.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, any director may be removed by an affirmative vote of a simple majority of the issued shares as of the applicable record date, with or without cause.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.
Under the Cayman Companies Law and our articles, our company may be wound up only upon resolution of shareholders holding 100% of the total voting rights entitled to vote or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, we may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of two-thirds of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law and our articles, our articles may only be amended by special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares
Under our articles, our board of directors is empowered to issue or allot shares or grant options, restricted shares, restricted share units, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”
Registration Rights
Pursuant to an investors’ rights agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them. The registration rights granted under the investors’ rights agreement will terminate on the fifth anniversary of the completion of our initial public offering.

On November 16, 2016, we entered into a registration rights agreement with 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P. (“the Baker Entities”), Hillhouse BGN Holdings Limited, Gaoling Fund, L.P. and YHG Investment, L.P. (“the Hillhouse Entities”), (each an “Investor” and collectively, the “Investors”), all of which were existing shareholders. The registration rights agreement provides that, subject to certain limitations, if at any time and from time to time, the Investors demand that we register our ordinary shares and any other securities held by the Investors at the time any such demand is made on a Registration Statement on Form S-3 for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under the registration rights agreement will continue in effect for up to four years, and include our obligation to facilitate certain underwritten public offerings of our ordinary shares or ADSs by the Investors in the future. The registration rights agreement also requires us to pay expenses relating to such registrations and indemnify the Investors against certain liabilities.
Pursuant to the Share Purchase Agreement dated October 31, 2019, as amended, by and between us and Amgen (the “Share Purchase Agreement”), Amgen will have specified registration rights upon expiration of a lock-up period. Following demand by Amgen at any time after the expiration of the lock-up period or such earlier time as we in our sole discretion may agree in writing, we shall, subject to certain limits as specified under the Share Purchase Agreement, file with the SEC a Registration Statement on Form S-3 (except if we are not then eligible to register for resale the registrable shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the registrable shares of Amgen. In addition, where we propose to register any of our ordinary shares or ADSs under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement in a form not available for registering registrable shares for sale to the public), we will give notice to Amgen of our intention to do so and, upon the request of Amgen, use our reasonable best efforts to cause all the registrable shares of Amgen to be registered under the Securities Act in connection therewith, under specified circumstances and as set forth in the Share Purchase Agreement.
Preferred Shares
We may issue preferred shares from time to time, in one or more series. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preferred shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred shares being offered.
Debt Securities
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•
do not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities in one or more series;

•
do not require us to issue all of the debt securities of a series at the same time; and

•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•
the title of the debt securities and whether they are senior or subordinated;

•
any limit upon the aggregate principal amount of the debt securities of that series;

•
the date or dates on which the principal of the debt securities of the series is payable;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preferred shares or the method by which any such portion shall be determined;

•
the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•
the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•
the right, if any, to extend the interest payment periods and the duration of such extension;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•
our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•
the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•
if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•
whether the debt securities will be convertible into or exchangeable for ordinary shares or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•
any additional or alternative events of default to those set forth in the indenture;

•
any additional or alternative covenants to those set forth in the indenture;

•
the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•
if the principal of (and premium, if any) or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•
whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•
additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•
the applicability of any guarantees;

•
any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:
•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for ordinary shares or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of ordinary shares or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•
default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•
default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•
any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•
we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•
is in conflict with any law or the applicable indenture;

•
may involve the trustee in personal liability; or

•
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).
We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series;

•
to comply with the covenant described above under “Merger, Consolidation or Sale of Assets”;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add to the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as herein set forth;

•
to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee or to appoint a separate trustee with respect to any series;

•
to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

•
to conform the applicable indenture to this “Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•
either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•
we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Warrants
We may issue warrants for the purchase of our ordinary shares and/or preferred shares and/or ordinary shares or preferred shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Units
We may issue, in one or more series, units consisting of ordinary shares, preferred shares, ordinary shares or preferred shares in the form of ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or preferred shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
Description of American Depositary Shares
Citibank, N.A. acts as the depositary bank for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Hong Kong, presently located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.
We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement, as amended, is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E.,

Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-209044 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 13 ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of the ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the Cayman Islands laws and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever we make a free distribution of the ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of the ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of the ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.
The depositary bank will not distribute the rights to you if:
•
We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

•
We fail to deliver satisfactory documents to the depositary bank; or

•
It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement to the depositary bank, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to you and will sell the property if:
•
We do not request that the property be distributed to you or if we ask that the property not be distributed to you;

•
We do not deliver satisfactory documents to the depositary bank; or

•
The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars the redemption funds received in a currency other than U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of BeiGene.
If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs Upon Deposit of Ordinary Shares
Upon completion of an offering, the ordinary shares being offered pursuant to this prospectus and/or a prospectus supplement will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in this prospectus and/or a prospectus supplement, in the manner described above.
In addition, the depositary bank may create ADSs on behalf of investors who deposit ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of the ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:
•
The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•
All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•
You are duly authorized to deposit the ordinary shares.

•
The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•
The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:
•
ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•
provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

•
provide any transfer stamps required by the State of New York or the United States; and

•
pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:

•
temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) the ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•
obligations to pay fees, taxes and similar charges; or

•
restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Securities — Ordinary Shares”
At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.
If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with the voting instructions received from the holders of ADSs.
Our articles of association provide that voting of shareholders at any meeting is by poll. Holders of ADSs in respect of which no timely voting instructions have been received, or timely voting instructions have been received however such instructions fail to specify the manner in which the depositary is to vote, shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders of ADSs or the shareholders of our company will be materially adversely affected.
Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service	Fees
• Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares)	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) issued
• Cancellation of ADSs	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) canceled
• Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held
• ADS Services	Up to U.S. 5¢ per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary bank
As an ADS holder you will also be responsible to pay certain charges such as:
•
taxes (including applicable interest and penalties) and other governmental charges;

•
the registration fees as may from time to time be in effect for the registration of the ordinary shares on the share register and applicable to transfers of the ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

•
certain cable, telex and facsimile transmission and delivery expenses;

•
the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

•
the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to the ordinary shares, ADSs and ADRs; and

•
the fees and expenses incurred by the depositary bank, the custodian or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of the ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of the ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC or presented to the depositary bank via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.
In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

•
We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•
The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in the ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•
We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•
We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•
We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

•
We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•
We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of the ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•
We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•
We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•
No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions
The depositary bank has informed us that it no longer engages in pre-release transactions and has no intention to do so in the future.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its reasonable discretion:
•
convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•
distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•
hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of the ordinary shares (including the ordinary shares represented by ADSs) is governed by the laws of the Cayman Islands. AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
Conversion Between ADSs and Ordinary Shares
Our register of members holding unlisted ordinary shares (“shares”) will be maintained by the Principal Share Registrar, Mourant Governance Services (Cayman) Limited, in the Cayman Islands, and our register of members holding shares listed on the HKEx and shares represented by the ADSs (other than shares represented by restricted ADSs) will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.
We have instructed the Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, and it has agreed, not to register the subscription, purchase or transfer of any shares in the name of any particular holder unless and until the holder delivers a signed form to the Hong Kong Share Registrar in respect of those shares bearing statements to the effect that the holder:
•
agrees with the company and each of the shareholders, and the company agrees with each shareholder, to observe and comply with the Cayman Companies Law and our articles;

•
agrees with the company and each of the shareholders that the shares are freely transferable by the holders thereof; and

•
authorizes the company to enter into a contract on his or her behalf with each of the directors, managers and officers of the Company whereby such directors, managers and officers undertake to observe and comply with their obligations to the shareholders as stipulated in the articles.

Ownership of ADSs
An owner of ADSs may hold his or her ADSs either by means of an ADR registered in his or her name, through a brokerage or safekeeping account, or through an account established by the depositary bank in his or her name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and DTC, the central book-entry clearing and settlement system for equity securities in the United States. If an owner of ADSs decides to hold his or her ADSs through his or her brokerage or safekeeping account, he or she must rely on the procedures of his or her broker or bank to assert his or her rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. All ADSs held through DTC will be registered in the name of a nominee of DTC.
Dealings and Settlement
Dealings in our shares on the HKEx and our ADSs on the NASDAQ are conducted in Hong Kong dollars and U.S. dollars, respectively. Our shares are traded on the HKEx in board lots of 100 shares.
The transaction costs of dealings in our shares on the HKEx include a HKEx trading fee of 0.005%, a SFC transaction levy of 0.0027%, a transfer deed stamp duty of HK$5.00 per transfer deed and ad valorem stamp duty on both the buyer and the seller charged at the rate of 0.1% each of the consideration or, if higher, the fair value of our shares transferred. The brokerage commission in respect of trades of shares on the HKEx is freely negotiable.
Investors in Hong Kong must settle their trades executed on the HKEx through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his shares in his stock account or in his designated CCASS Participant’s stock account maintained with the Central Clearing and Settlement System (CCASS) established and operated by Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited (HKSCC), settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his broker or custodian before the settlement date.
An investor may arrange with his broker or custodian on a settlement date in respect of his trades executed on the HKEx. Under the Listing Rules (as defined below) and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
The CCASS stock settlement fee payable by each counterparty to a HKEx trade is currently 0.002% of the gross transaction value subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per trade.
Depositary
The depositary for our ADSs is Citibank, N.A. (“the Depositary”), whose office is located at 388 Greenwich Street, New York, New York 10013, United States. The certificated ADSs are evidenced by certificates referred to as American Depositary Receipts (“ADRs”) that are issued by the Depositary.
Each ADS represents ownership interests in 13 shares, and any and all securities, cash or other property deposited with the Depositary in respect of such shares but not distributed to ADS holders.
ADSs may be held either (1) directly (a) by having an ADR registered in the holder’s name or (b) by holding in the DRS, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto, or (2) indirectly through the holder’s broker or other financial institution. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. If applicable, you should consult with your broker or financial institution to find out what those procedures are.
We do not treat ADS holders as shareholders, and ADS holders have no shareholder rights. Cayman Islands law governs shareholder rights. Because the Depositary actually holds the legal title to our shares represented by ADSs (through the Depositary’s Custodian (as defined below)), ADS holders must rely on it to exercise the rights of a shareholder. The obligations of the Depositary are set out in the deposit agreement, as amended, among us, Citibank, N.A. and our ADS holders and beneficial owners from time to time (the “Deposit Agreement”). The Deposit Agreement and the ADRs evidencing ADSs are governed by the law of the State of New York.
Transfer of Shares to Hong Kong Register
All of our shares were previously registered on the principal register of members in the Cayman Islands. For the purposes of trading on the HKEx, the shares had to be registered in the Hong Kong Share Register. In order to facilitate the investors with a more timely and cost-effective conversion process from ADSs to Hong Kong listed shares, the shares represented by the ADSs that are unrestricted ADSs were removed from the principal share register in the Cayman Islands and entered into the Hong Kong Share Register on or around August 8, 2018.
ADSs are quoted for trading on the NASDAQ. An investor who holds shares and wishes to trade ADSs on the NASDAQ must deposit or have his broker deposit with Citibank, N.A. Hong Kong, as custodian of the Depositary (the “Depositary’s Custodian”), shares, or evidence of rights to receive shares, so as to receive the corresponding ADSs as described below.
Withdrawal from and Deposit into the ADS Program
A deposit of the shares into the ADS program involves the following procedures:
1.
If the shares are held outside CCASS, the investor shall arrange to deposit his shares into CCASS for delivery to the Depositary’s account with the Depositary’s Custodian within CCASS, submit and deliver a request for conversion form to the Depositary’s Custodian and after duly completing and signing such conversion form, deliver such conversion form to the Depositary’s Custodian. If the shares have been deposited with CCASS, the investor must transfer the shares to the Depositary’s account with the Depositary’s Custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a the duly completed and signed conversion form to the Depositary.

2.
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor.

Under normal circumstances, step (1) to (2) generally require two business days for shares deposited in CCASS, or 14 business days, or more, as necessary for shares held outside CCASS in physical form, to complete.
If an investor who holds ADSs wishes to trade shares on the HKEx, he must withdraw shares from the ADS program and cause his broker or other financial institution to trade such shares on the HKEx. A withdrawal of shares from the ADS program involves the following procedures:
1.
To withdraw shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the Depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the Depositary. An investor has the right to cancel ADSs and withdraw the underlying shares at any time except when temporary delays arise because the Depositary has closed its transfer books in connection with voting at a shareholders’ meeting or the payment of dividends; when the investor or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities; or at any other times when the Depositary or we consider it advisable.
2.
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will instruct the Depositary’s Custodian to deliver the shares underlying the cancelled ADSs to the CCASS account designated by the investor and any other deposited securities underlying the cancelled ADSs to or for the account of such investor. Regarding deposited property, other than shares, which underlie ADSs, our Company currently has no plans to distribute any such property or cause such property to be deposited into the ADS program. The Deposit Agreement, however, contains provisions to address any such distribution in case it should arise. In summary, the Deposit Agreement provides that the Depositary will send to ADS holders any such property our Company distributes on deposited shares by any means it thinks is lawful and reasonably practicable. If it cannot make the distribution in that way, the depositary shall endeavor to sell what our Company distributed and distribute the net proceeds. If it is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and the investors shall have no rights thereto or arising therefrom. The Depositary is not required to distribute any property to ADS holders unless it receives satisfactory evidence from our Company that it is legal to make that distribution. Subject to the Listing Rules and any other applicable legal requirements, a distribution of securities other than shares could possibly include equity securities of a different class from the shares, debt securities or equity or debt securities of a third party. It is expected that such securities, if distributed to an ADS holder, would not be in the form of shares tradable on HKEx.

3.
Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary’s Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.

Under normal circumstances, step (1) to (3) generally require two business days for shares to be received inside CCASS, or 14 business days, or more, as necessary for shares received outside CCASS in physical form, to complete.
Before the Depositary will issue or register a transfer of an ADS or make a distribution on an ADS, or permit withdrawal of shares, the Depositary may require:
1.
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

2.
compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The Depositary may refuse to deliver, transfer, or register issuances, transfers and cancellations of ADSs generally when the transfer books of the Depositary or our Hong Kong Share Registrar are closed or at any time if the Depositary or we determine it advisable to do so.
All costs attributable to the transfer of shares to effect a withdrawal from or deposit of shares into the ADS program shall be borne by the shareholder requesting the transfer. In particular, holders of shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each transfer of shares from one registered owner to another, each share certificate cancelled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancellation of ADSs, as the case may be, in connection with the deposit of shares into, or withdrawal of shares from, the ADS program.

For illustrative purposes, a holder of shares who wishes to deposit 1,300 shares into the ADS program would incur a maximum charge of US$5.00 for the issuance to the holder of 100 ADSs and between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each share certificate transferred from the holder to the Depositary’s Custodian with respect to the 1,300 shares. Conversely, a holder of ADSs who wishes to withdraw 1,300 shares from the ADS program in exchange for 100 ADSs being cancelled would incur similar charges. In addition to the above, holders of shares and ADSs may also have to pay any applicable fee as stated in the share transfer forms used in Hong Kong and any related brokerage commission.
If you hold “Restricted ADSs,” the withdrawal of the corresponding shares upon presentation of the “Restricted ADSs” for cancellation is subject to special procedures, the details of which may be obtained from the Company or the Depositary. The registration of issuances and transfers of shares represented by “Restricted ADSs” is in the charge of the Cayman Registrar, Mourant Governance Services (Cayman) Limited.
Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary’s Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside the CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.

TAXATION
The following is a summary of the material Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in the ADSs and ordinary shares. Tax considerations applicable to other securities will be described in the related prospectus supplement. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of the ADSs and ordinary shares.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of the ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.
People’s Republic of China Taxation
We are a holding company incorporated in the Cayman Islands and we may gain income by way of dividends from our PRC subsidiaries in the future. The Enterprise Income Tax Law (“EIT Law”) and its implementation rules, both of which became effective on January 1, 2008 and were most recently amended on December 29, 2018 and April 23, 2019, respectively, provide that China sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-PRC enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.
Under the EIT Law, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for PRC enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and operations, personnel, accounting books and properties of an enterprise. In addition, the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprise as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defines Chinese-controlled offshore incorporated enterprise as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although BeiGene, Ltd. does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of BeiGene, Ltd. and its subsidiaries organized outside the PRC.
According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

•
the primary location of the enterprise’s senior executives of the day-to-day operational management and senior management departments performing their duties is in the PRC;

•
decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•
the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder meeting minutes are located or maintained in the PRC; and

•
50% or more of voting board members or senior executives habitually reside in the PRC.

Currently, some of the members of our management team are located in China. However, we do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. BeiGene, Ltd. and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. We are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that BeiGene, Ltd. and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.
The implementation rules of the EIT Law provide that, (1) if the enterprise that distributes dividends is domiciled in the PRC or (2) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders or ADS holders, as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs, may be regarded as China-sourced income. As a result dividends paid to non-PRC resident enterprise ADS holders or shareholders may be subject to PRC withholding tax at a rate of up to 10% (or 20% in the case of non-PRC individual ADS holders or shareholders) and gains realized by non-PRC resident enterprise ADS holders or shareholders from the transfer of our ordinary shares or ADSs may be subject to PRC tax at a rate of 10% (or 20% in the case of non-PRC individual ADS holders or shareholders). It is also unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.
Hong Kong Taxation
In connection with the Hong Kong public offering in 2018, we have established a branch register of members in Hong Kong (the “Hong Kong share register”). Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).
To facilitate ADS-ordinary share conversion and trading between the NASDAQ and the Hong Kong Stock Exchange, we also moved a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors — Risks Related to Our American Depositary Shares and Ordinary Shares — Dealings in the ordinary shares registered in our Hong Kong register of members will be subject to Hong Kong stamp duty. There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of the ADSs.” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

Material United States Federal Income Tax Considerations
The following discussion is a summary of the United States federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares and ADSs acquired by a U.S. Holder (as defined below) pursuant to this offering as of the date of this prospectus. Except where noted, this summary deals only with U.S. Holders that are initial purchasers of the ordinary shares and ADSs and that will hold such ordinary shares and ADSs as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. Holder.
This summary does not describe all of the United States federal income tax consequences that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:
•
a dealer in securities or currencies;

•
a financial institution;

•
a pension plan;

•
a regulated investment company;

•
a real estate investment trust;

•
an insurance company;

•
a tax-exempt organization;

•
a person holding our ordinary shares or ADSs in connection with a trade or business outside the United States;

•
a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•
a trader in securities that has elected the mark-to-market method of tax accounting;

•
a person who owns or is deemed to own 10% or more of our voting stock or 10% or more of our value;

•
a partnership or other pass-through entity for United States federal income tax purposes; or

•
a person whose “functional currency” is not the United States dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current (and, to the extent noted below, proposed) Treasury regulations, rulings and judicial decisions thereunder, and the income tax treaty between the United States and the PRC (the “Treaty”) as of the date of this prospectus, and such authorities may be replaced, revoked or modified, perhaps retroactively, and may be subject to differing interpretations which could result in United States federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.
As used herein, the term “U.S. Holder” means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares or ADSs or a partner in such a partnership, you should consult your tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our ordinary shares or ADSs.
This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances and does not address the Medicare tax imposed on certain net investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations. If you are considering the purchase of our ordinary shares or ADSs, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.
ADSs
If you own ADSs, for United States federal income tax purposes, you will generally be treated as the beneficial owner of the underlying ordinary shares that are represented by such ADSs. The remainder of this discussion assumes that a holder of ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.
Passive Foreign Investment Company Considerations
A non-United States corporation, such as our Company, will be a “passive foreign investment company” (“PFIC”) for United States federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly fair market value of its assets during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset, and certain unbooked intangible assets, such as goodwill associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, certain rents and royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.
The determination of whether we will be or become a PFIC will depend, in part, on the composition of our income and assets. The determination may be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. In addition, the determination of whether we are or will become a PFIC for any taxable year will also depend in part upon the value of our goodwill and certain other unbooked intangible assets, which may depend upon the market price of our ordinary shares and ADSs from time-to-time (which may be volatile). Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. Based upon the current and expected composition of our income and assets, we do not presently expect to be a PFIC for the current taxable year. However, because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, a U.S. Holder should be aware that we previously determined we were a PFIC for 2016.

If we are a PFIC for any year during which a U.S. holder holds our ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds such ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status unless you elect to recognize gain as if you had sold your ADSs or ordinary shares as of the last day of the last taxable year for which we were a PFIC. You will generally be required to file Internal Revenue Service Form 8621 if you own the ADSs or ordinary shares in any taxable year in which we are a PFIC.
The discussion below under “Dividends” and “Sale or Other Disposition of Shares and ADSs” assumes that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”
Dividends
Subject to the discussion under “Passive Foreign Investment Company Rules” below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld in respect of PRC withholding taxes, including if we are deemed to be a PRC resident enterprise under the EIT Law) generally will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will generally not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. With respect to certain non-corporate United States investors, dividend income may be subject to reduced rates of taxation provided that the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States or the non-United States corporation is eligible for the benefit of an income tax treaty with the United States (such as the Treaty) that the U.S. Treasury has determined is satisfactory for purposes of the rules applicable to qualified dividends and that includes an exchange of information program. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property, even if the minimum holding period has been met. The rate reduction will also not apply if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. For this purpose, ADSs listed on the NASDAQ will be considered to be readily tradable on an established securities market in the United States. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in the United States in later years. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, dividends that we pay on our ordinary shares that are not represented by ADSs are not likely to meet the conditions required for the reduced tax rate. Nonetheless, if we are treated as a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the Treaty. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.
Subject to a number of complex conditions and limitations, PRC withholding taxes on dividends will generally be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. However, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. If you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances. In lieu of claiming a credit, you may elect to deduct such PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.
To the extent that the amount of any distribution on the ADSs or ordinary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted tax basis in the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange, as described below under “Sale or Other Disposition of Shares and ADSs.”
Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for U.S. federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect thereof. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency converted into U.S. dollars on a date subsequent to receipt.
Sale or Other Disposition of Shares and ADSs
For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ordinary shares or ADSs in an amount equal to the difference between the amount realized for the ordinary shares or ADSs and your tax basis in the disposed-of ordinary shares or ADSs. Subject to the discussion under “Passive Foreign Investment Company Rules” below, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may generally elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares or ADSs unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You are urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of the ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances. A U.S. Holder that receives HK dollars or another currency other than U.S. dollars on the disposition of our ordinary shares or ADSs will realize an amount equal to the U.S. dollar value of the non-US currency received at the spot rate on the date of sale (or, if the ordinary shares or ADSs are considered to be traded on a recognized exchange, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). An accrual basis U.S. holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and you do not make a mark-to-market election or a “QEF election,” each as discussed below, you will generally be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Any distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

•
the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which we were a PFIC, will be taxed as ordinary income; and

•
the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See “Dividends.”
If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and any of our non-United States subsidiaries or other entities in which we directly or indirectly own equity interests is also a PFIC or a lower-tier PFIC, you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules and will be subject to U.S. federal income tax according to the PFIC rules described above on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if you owned such shares directly, even though you have not received the proceeds of those distributions or dispositions. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.
For any taxable year that we are treated as a PFIC with respect to a U.S. Holder, the holder will generally be required to file Form 8621 with the U.S. Internal Revenue Service. Significant penalties are imposed for failure to file such form, and the failure to file such form may suspend the running of the statute of limitations on the entire return.
In certain circumstances, in lieu of being subject to the general tax treatment for PFICs discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is “regularly traded” on a “qualified exchange.” The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that is a qualified exchange, as defined in U.S. Treasury regulations. The ADSs are listed on the NASDAQ, which constitutes a qualified exchange. Our ordinary shares are listed on the HKEx. We cannot guarantee that the HKEx will be qualified in the current or future taxable years for purposes of the mark-to-market election. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and traded on the HKEx. The ADSs and our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs or ordinary shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter.
If you make an effective mark-to-market election, you will include in ordinary income any gain you recognize in a taxable year that we are a PFIC, in an amount equal to the excess of the fair market value of your ADSs at the end of the taxable year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such taxable year the excess of your adjusted tax basis in the ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ordinary shares or ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the ordinary shares or ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make an effective mark-to-market election, distributions paid on the ordinary shares or ADSs will be treated as discussed under “Dividends” above. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years during which we are a PFIC unless the ordinary shares or ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances. In particular, you should consider carefully the impact of a mark-to-market election with respect to your ordinary shares or ADSs given that we may own interests in lower-tier PFICs for which a mark-to-market election, as a technical matter, may not be available. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments.
Alternatively, you may be able to avoid the general tax treatment for PFICs described above by electing to treat us (and each lower-tier PFIC) as a “qualified electing fund” under Section 1295 of the Code (“QEF”) for each of the taxable years during your holding period that we are a PFIC. If a QEF election is not in effect for the first taxable year in your holding period in which we are a PFIC, a QEF election can only be made if you elect to recognize gain as if you had sold the ADSs or ordinary shares for their fair market value on the first day of your taxable year in which the PFIC becomes a QEF pursuant to the QEF election. The gain recognized on this deemed sale would be subject to the general tax treatment of PFICs discussed above. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are or may be a PFIC, a PFIC Annual Information Statement containing the information necessary for you to make a QEF election with respect to us (and, subject to the following paragraph, any of our subsidiaries which are lower-tier PFICs). We may elect to provide such information on our website. However, there can be no assurances that we will make the necessary information available to you.
We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
You are urged to consult your own tax advisors regarding the procedure for making a QEF election, including the complex tax rules relating to potential late QEF elections.
If you make a QEF election, you will be currently taxable on your pro rata share of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no dividend distributions were received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your ADSs or ordinary shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the ADSs or ordinary shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ADSs or ordinary shares, each as determined in U.S. dollars. You will not be currently taxed on the ordinary income and net capital gain of a QEF for any year that the QEF is not a PFIC.
You should consult your tax adviser concerning the merits of making a QEF election if we are a PFIC for any taxable year. In order to make a QEF Election, you must attach a completed IRS Form 8621, including a PFIC Annual Information Statement, to your timely filed United States federal income tax return.
Controlled Foreign Corporation Considerations
Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a “controlled foreign corporation” (“CFC”) for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income” and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Each Ten Percent Shareholder is also required to include in gross income its “global intangible low-taxed income,” (within the meaning of Code Section 951A), which is determined by reference to the income of CFCs of which such Ten Percent Shareholder is a Ten Percent Shareholder. Ten Percent Shareholders that are corporations may be entitled to a deduction equal to the foreign portion of any dividend when a dividend is paid. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own in the aggregate, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a U.S. person (as defined by the Code), who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation or 10% of the value of all classes of stock of such corporation. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. Although we do not believe that we are currently a CFC, it is possible that we could become, or acquire, one in the future. Holders are urged to consult their own tax advisors with respect to our potential CFC status and the consequences thereof.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect of the ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of the ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full your dividend and interest income.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.
If you are an individual (or a certain type of entity controlled by individuals), you are required to report information relating to your ownership of ADSs or ordinary shares, subject to certain exceptions (including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions)), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with your tax return for each year in which you own ADSs or ordinary shares. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs or ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ADSs OR ORDINARY SHARES IS URGED TO CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF OUR ADSs OR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION
We and/or our selling shareholders may sell our securities from time to time in one or more transactions. We and/or our selling shareholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling shareholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling shareholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we and/or our selling shareholders designate may solicit offers to purchase our securities.
We and/or our selling shareholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling shareholders will pay to the agent, in the applicable prospectus supplement.
Unless we and/or our selling shareholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
We and/or our selling shareholders may use an underwriter or underwriters in the offer or sale of our securities.
If we and/or our selling shareholders use an underwriter or underwriters, we and/or our selling shareholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling shareholders reach an agreement for the sale of our securities.
We and/or our selling shareholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.
We and/or our selling shareholders may use a dealer to sell our securities.
If we and/or our selling shareholders use a dealer, we and/or our selling shareholders will sell our securities to the dealer, as principal.
The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
We and/or our selling shareholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We and/or our selling shareholders may solicit directly offers to purchase our securities, and we and/or our selling shareholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We and/or our selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We and/or our selling shareholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling shareholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling shareholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We and/or our selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
If we and/or our selling shareholders use delayed delivery contracts, we and/or our selling shareholders will disclose that we and/or our selling shareholders are using them in the prospectus supplement and will tell you when we and/or our selling shareholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.
These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
We and/or our selling shareholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than are set forth on the cover page of the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
A large portion of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed C T Corporation System, located at 28 Liberty Street, New York, New York 10005 as our agent to receive service of process in the United States.
Mourant Ozannes, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Mourant Ozannes and Fangda Partners have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.
Mourant Ozannes has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States or PRC courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.
Mourant Ozannes has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Fangda Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Fangda Partners has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty and limited form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

LEGAL MATTERS
Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Goodwin Procter LLP. Certain legal matters with respect to Cayman Islands law with respect to the validity of certain of the offered securities will be passed upon for us by Mourant Ozannes. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of BeiGene, Ltd.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

115,055,260 Ordinary Shares
BeiGene, Ltd.
PROSPECTUS SUPPLEMENT